UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
_______________________________________________________________________

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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The RealReal, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TO OUR STOCKHOLDERS:
We are pleased to invite you to attend the 2026 annual meeting of stockholders of The RealReal, Inc., a Delaware corporation, to be held on June 10, 2026 at 9:00 a.m. Pacific Time. The annual meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online.
The annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2026. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2025 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2025 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our annual meeting.
Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions for each of the voting options described in this proxy statement, as well as in the notice you received in the mail.
Thank you for your ongoing support of and continued interest in The RealReal, Inc. We look forward to your participation at the annual meeting.
Sincerely,
/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary

THE REALREAL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2026
Notice is hereby given that the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) of The RealReal, Inc., a Delaware corporation, will be held on June 10, 2026 at 9:00 a.m. Pacific Time. The annual meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online.
The annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2026 and entering the 16-digit control number included in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. There is no physical location for the annual meeting.
The purpose of the annual meeting will be the following:
1.    the election of the three Class I directors named in the proxy statement;
2.    the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.    the approval, on an advisory basis, of the compensation of our named executive officers;
4.    the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors;
5.    the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law;
6.    the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements; and
7.    the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Stockholders of record at the close of business on April 13, 2026, the record date, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. We expect to commence mailing of a Notice of Internet Availability of Proxy Materials to our stockholders of record containing instructions on how to access the proxy materials on or about April 28, 2026.
YOUR VOTE IS IMPORTANT
You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the annual meeting and to vote your shares online during the annual meeting.
Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the annual meeting, regardless of whether you plan to attend the annual meeting.

You can find detailed information regarding voting in the section entitled “Questions and Answers” of the accompanying proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2026.
The notice of the annual meeting, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.proxyvote.com.
By order of the board of directors,
/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary
San Francisco, California
April , 2026

i

ii

THE REALREAL, INC.
55 Francisco Street
Suite 400
San Francisco, California 94133
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2026
PROXY STATEMENT
GENERAL INFORMATION
This proxy statement is furnished to stockholders of The RealReal, Inc., a Delaware corporation (the “Company” or “The RealReal”), in connection with the solicitation of proxies by our board of directors (our “Board”) for use at our 2026 Annual Meeting, to be held on June 10, 2026 (the “Annual Meeting”) at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. We encourage stockholder participation in the Annual Meeting, which we have designed to promote stockholder engagement. Stockholders will be permitted to ask questions prior to the meeting. You will also be able to listen to the proceedings and cast your vote online.
To help facilitate stockholder participation, we are providing technical support, starting 15 minutes prior to the meeting and for the duration of the meeting. If you encounter any difficulty with the virtual meeting, please go to www.proxyvote.com for assistance.
You can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/real2026 and entering the 16-digit control number included in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting. Stockholders may visit www.proxyvote.com to submit questions as well as view the Rules of Conduct for the meeting. Questions must be submitted prior to 8:59 p.m. Pacific Time on June 9, 2026.
As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 available to our stockholders electronically via the Internet at www.proxyvote.com. On or about April 28, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”) containing instructions on how to access this proxy statement and vote online or by telephone. If you receive an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.

PROPOSAL ONE
ELECTION OF THE CLASS I DIRECTORS NAMED IN THIS PROXY STATEMENT
General
Our Board currently consists of seven directors, who are divided into three classes with staggered, three-year terms.
At the Annual Meeting, our stockholders will vote to elect the three nominees named in this proxy statement as Class I directors, whose terms will expire at the annual meeting of stockholders to be held in 2029.
Each of our directors, including the director nominees, serves as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Our Board nominates Caretha Coleman, Karen Katz and Mark McCaffrey for election to our Board as Class I directors at the Annual Meeting. The candidacies of Mses. Coleman and Katz and Mr. McCaffrey were each considered by our Corporate Governance and Nominating Committee in accordance with our established process for evaluating candidates to serve on our Board.
Our Corporate Governance and Nominating Committee recommended the appointment of Mses. Coleman and Katz and Mr. McCaffrey to our Board after considering each of their backgrounds, qualifications and professional experience. Each of Mses. Coleman and Katz and Mr. McCaffrey currently serves on our Board, has consented to be named in this proxy statement and has agreed to serve, if elected, until the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.
There are no family relationships between or among any of our executive officers, nominees or continuing directors.

TABLE OF CONTENTS	PROPOSAL ONE
Directors
The following table sets forth information with respect to our director nominees for election at the Annual Meeting and continuing directors:

Class I Directors – Nominees for Election at the 2026 Annual Meeting

Name	Age	Director Since	Board Committee(s)

Caretha Coleman	76	August 2020	Compensation, Diversity and Inclusion Committee Corporate Governance and Nominating Committee*
Karen Katz**	69	February 2021	Compensation, Diversity and Inclusion Committee
Mark McCaffrey	60	August 2025	Audit Committee

Class II Directors – Continuing Directors, Term Expiring at the 2027 Annual Meeting

Name	Age	Director Since	Board Committee(s)

Rob Krolik	57	January 2019	Audit Committee*
Jennifer McKeehan	44	March 2026	Corporate Governance and Nominating Committee

Class III Directors – Continuing Directors, Term Expiring at the 2028 Annual Meeting

Name	Age	Director Since	Board Committee(s)

Rati Sahi Levesque	45	October 2024	—
James Miller	62	May 2019	Audit Committee Compensation, Diversity and Inclusion Committee*

*     Committee Chair
**    Board Chair
Additional biographical descriptions of the director nominees and continuing directors are set forth below. These descriptions include the experience, qualifications, qualities and skills that led to our Board’s conclusion that each director should serve as a member of our Board.

PROPOSAL ONE	TABLE OF CONTENTS
Director Nominees – Class I Directors
Caretha Coleman has served on our Board since August 2020. Ms. Coleman has extensive experience in the technology industry working with start-ups and early-stage ventures in the areas of organizational strategy development, executive coaching and effectiveness. Ms. Coleman previously served as Chief Administration Officer for Interval Research, a Silicon Valley research lab and incubator, from February 1992 to September 1994, with responsibilities for finance, human resources, and facilities. Prior to that, Ms. Coleman served as Chief Human Resources Officer for Software Publishing Corporation from November 1982 to October 1991, where her leadership was instrumental in pioneering one of the first successful desktop application software businesses for the personal computer. Ms. Coleman serves as an advisor to Illuminate, an early-stage venture capital firm focused on enterprise, cloud and mobile computing and has served as a member of the board of directors of Mahmee, a pregnancy and post-partum care provider, since March 2023. Ms. Coleman previously served as an advisor to Launch with GS, which is led by Goldman Sachs and aims to increase capital and facilitate connections for women, Black, Latinx and other diverse entrepreneurs and investors. Ms. Coleman was also a founding member of The Angels’ Forum, which provided guidance and coaching to entrepreneurs. Ms. Coleman serves on the boards of and advises a number of private companies that have a focus on serving underrepresented populations. Previously, Ms. Coleman served on the board of Dignity Health, a not-for-profit health system, from 2005 to 2021, and served as Chair of the Dignity Health board from 2012 to 2015. Ms. Coleman holds a degree in business from Mount Wachusett Community College.
Ms. Coleman was selected to serve on our Board because of her deep experience in the technology industry, working with early-stage ventures to public companies.
Karen Katz has served on our Board since February 2021 and has served as the Chair of our Board since February 2024. Ms. Katz served as the Interim Chief Executive Officer of Intermix from June 2022 to November 2022 and as a member of the board of directors of Intermix from April 2022 to November 2022. Prior to that, Ms. Katz served as the Chief Executive Officer of Neiman Marcus Group from October 2010 to February 2018 and on the board of Neiman Marcus Group from February 2018 to January 2020. Ms. Katz currently serves on the board of directors of Humana Inc. (NYSE: HUM), in addition to other private company boards. Ms. Katz holds a B.A. in Political Science and Government from the University of Texas at Austin and an M.B.A. from the University of Houston.
Ms. Katz was selected to serve on our Board because of her deep experience in luxury and retail.
Mark McCaffrey has served on our Board since August 2025. Mr. McCaffrey has served as the Chief Financial Officer of GoDaddy, Inc. (NYSE:GDDY) since June 2021. Prior to this, Mr. McCaffrey worked at PricewaterhouseCoopers LLP ("PwC"), a professional services firm, for 26 years, including as a partner since July 2000. Most recently, Mr. McCaffrey served as PwC’s US Technology, Media and Telecommunications Leader. Mr. McCaffrey holds a B.B.A. degree in accounting from Pace University.
Mr. McCaffrey was selected to serve on our Board because of his experience in finance and audit.
Continuing Directors – Class II Directors
Rob Krolik has served on our Board since January 2019. Mr. Krolik currently serves as the General Partner and Chief Financial Officer of Burst Capital, a venture capital investment firm, a position he has held since October 2018. Previously, Mr. Krolik served as the Chief Financial Officer of Yelp, an online platform company that connects people with local businesses, from July 2011 to May 2016. Mr. Krolik presently advises a number of private companies. Mr. Krolik holds a B.B.A. in Finance from the University of Texas at Austin, is an Aspen Institute Finance Fellow and is a certified public accountant (inactive).
Mr. Krolik was selected to serve on our Board because of his experience with rapidly growing technology companies and as the former chief financial officer of a publicly-traded company.
Jennifer McKeehan has served on our Board since March 2026. Ms. McKeehan currently serves as Chief Operating Officer of Fanatics Commerce of Fanatics Inc., a position she has held since September 2024. Prior to this, Ms. McKeehan worked at Walmart, Inc. as Senior Vice President, Transportation and Delivery,

TABLE OF CONTENTS	PROPOSAL ONE
Spark Driver Platform and Revenue, from August 2022 to August 2024; Peloton Interactive as Senior Vice President and Head, Global Operations and Supply Chain, from October 2020 to August 2022; and Home Depot, Inc. in various capacities from 2008 to 2020, most recently having served as Vice President, Supply Chain, from 2016 to 2020. Ms. McKeehan holds a bachelor's degree in industrial engineering from the Georgia Institute of Technology.
Ms. McKeehan was selected to serve on our Board because of her operational expertise.
Continuing Directors – Class III Directors
Rati Sahi Levesque has served as our President since February 2021 and as our Chief Executive Officer and member of our Board since October 2024. Previously, Ms. Sahi Levesque served as our Chief Operating Officer from April 2019 until her appointment as Chief Executive Officer in October 2024. Ms. Sahi Levesque also served as our Co-Interim Chief Executive Officer from June 2022 to February 2023. Ms. Sahi Levesque served as our Chief Merchant from May 2012 to March 2019 and as our Director of Merchandise from May 2011 to May 2012. Prior to joining The RealReal, Ms. Levesque was the owner of Anica Boutique, a brick and mortar and online clothing store, from June 2005 to May 2011. Ms. Levesque holds a B.S. in Business Management Economics from the University of California, Santa Cruz.
Ms. Sahi Levesque was selected to serve on our Board because of the perspective and experience she brings as our Chief Executive Officer and her deep knowledge of the Company, as the Company’s first employee.
James R. Miller has served on our Board since May 2019. Mr. Miller served as the Chief Technology Officer of Wayfair, an e-commerce home goods company, from April 2020 to July 2022 and as the Interim Chief Technology Officer of Wayfair from August 2019 to April 2020. Prior to Wayfair, Mr. Miller served as Strategic Advisor of AREVO, a computer software and 3D printing company, from January 2019 to June 2019, and as the Chief Executive Officer of AREVO, from February 2018 to December 2018. Mr. Miller also served as Vice President, Global/Worldwide Operations, of Google from July 2010 to February 2018. Mr. Miller has served as an Executive Partner of Ethos Capital since March 2023 and as a Senior Advisor to BCG since January 2023. Mr. Miller currently serves on the boards of LivePerson (NASDAQ: LPSN), Brambles, LTD and on the boards of a number of private companies. He has also previously served on the board of directors of Wayfair Inc. (NYSE: W) from July 2016 to April 2020 and the Corporate Eco Forum, a corporate sustainability organization, from July 2008 to June 2018. Mr. Miller holds a B.S. in aerospace engineering from Purdue University, an M.S. in mechanical engineering from Massachusetts Institute of Technology and an M.B.A. from MIT’s Sloan School of Management.
Mr. Miller was selected to serve on our Board because of his extensive experience in scaling operations in rapidly-growing internet companies.
Recommendation of Our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE CLASS I BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE
Corporate Governance Highlights

Board Independence and Composition	Board Performance	Policies, Programs and Guidelines

•All directors except our Chief Executive Officer (our “CEO”) are independent
•100% independent committee members
•Executive sessions of independent directors at meetings
•Independent Board Chair
•Board and committees may engage outside advisers independently

•Annual Board and committee self-evaluations
•Commitment to continuing director education
•Oversight of key risk areas and certain aspects of risk management efforts
•Oversight of key human capital issues

•Robust stock ownership guidelines for directors and executives
•Comprehensive Code of Conduct and Business Ethics and Corporate Governance Guidelines
•Prohibition on hedging and pledging for any officers or directors
•Compensation clawback policy

Board Committees
Our Board has established three committees: an audit committee (the “Audit Committee”); a compensation, diversity and inclusion committee (the “Compensation Committee”); and a corporate governance and nominating committee (the “Corporate Governance Committee”). The composition and responsibilities of each of the committees of our Board are described below. Each of our committees is governed by a written charter that satisfies the applicable Nasdaq Global Select Market (“Nasdaq”) listing standards. Copies of the charters for each committee are available on the investor relations page of our website at investor.therealreal.com. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.
The following table provides membership and meeting information for 2025 for each of our committees as of year-end:

Name	Audit Committee	Compensation Committee	Corporate Governance Committee

Rati Sahi Levesque	—	—	—
Caretha Coleman	—	x*	—
Karen Katz**	—	—	x*
Robert Krolik	x*	—	—
Niki Leondakis	—	x	x
Mark McCaffrey	x	—	—
James Miller	x	—	—
Total Meetings in 2025	5	4	4

*    Committee Chair
**    Board Chair

TABLE OF CONTENTS	CORPORATE GOVERNANCE

On March 6, 2026, Niki Leondakis stepped down from her role as a Class II Director, Jennifer McKeehan was appointed as a Class II Director, and the composition of the Board’s committees was reorganized as follows:

Audit Committee	Compensation Committee	Corporate Governance Committee

•Rob Krolik (Chair) •Mark McCaffrey •James Miller	•James Miller (Chair) •Caretha Coleman •Karen Katz	•Caretha Coleman (Chair) •Jennifer McKeehan
Audit Committee
Our Audit Committee consists of Robert Krolik, Mark McCaffrey and James Miller, with Mr. Krolik currently serving as chair. Ms. Katz previously served on the Audit Committee until November 17, 2025. Our Board determined that each member of our Audit Committee is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also determined that Mr. Krolik is an “audit committee financial expert” as defined by the applicable SEC rules.
Specific responsibilities of our Audit Committee include:
•overseeing our corporate accounting and financial reporting processes and our internal controls over financial reporting;
•evaluating the independent registered public accounting firm’s qualifications, independence and performance;
•engaging and providing for the compensation of the independent registered public accounting firm;
•pre-approving audit and permitted non-audit and tax services to be provided to us by the independent public accounting firm;
•reviewing our financial statements;
•reviewing our critical accounting policies and estimates and internal controls over financial reporting;
•overseeing our risk assessment and risk management programs, including with respect to cybersecurity;
•establishing procedures for complaints received by us regarding accounting, internal controls over financial reporting or auditing matters, including for the confidential anonymous submission of concerns by our employees and periodically reviewing such procedures, as well as any significant complaints received, with management;
•discussing with management and the independent registered public accounting firm the results of the annual audit and the interim reviews of our quarterly financial statements;
•reviewing and approving any transaction between us and any related person (as defined by the Exchange Act) in accordance with the Company’s related party transaction approval policy; and
•such other matters that are specifically designated to our Audit Committee by our Board from time to time.
Compensation Committee
Our Compensation Committee consists of James Miller, Caretha Coleman and Karen Katz, with Mr. Miller currently serving as chair. Chip Baird and Niki Leondakis previously served on the Compensation Committee until their resignations from the Board on November 17, 2025 and March 6, 2026, respectively. Our Board has determined that each member of our Compensation Committee is independent under the Nasdaq listing standards and is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act.

CORPORATE GOVERNANCE	TABLE OF CONTENTS
Specific responsibilities of our Compensation Committee include:
•reviewing and recommending policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the CEO and other senior officers;
•evaluating the performance of the CEO and other senior officers in light of those goals and objectives;
•setting the compensation of, or making recommendations with regard to such compensation to our Board, for the CEO and other senior officers based on such evaluations;
•evaluating and recommending to our Board appropriate compensation for the Company’s non-employee directors, including compensation and expense reimbursement policies for attendance at Board and committee meetings;
•administering the issuance of long-term incentive awards under our equity-based incentive plans;
•reviewing and approving, for the CEO and other senior officers, employment agreements, severance agreements, consulting agreements and change in control or termination agreements;
•reviewing our policies, programs and initiatives focusing on diversity and inclusion with respect to our leadership and workforce; and
•such other matters that are specifically designated to our Compensation Committee by our Board from time to time.
Our Compensation Committee also has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other adviser as it deems appropriate to assist with the execution of its duties and responsibilities as set forth above and in its charter.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2025, our last completed fiscal year, each of Mses. Coleman, Leondakis and Katz and Mr. Baird served on our Compensation Committee. During our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee, and no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.
Corporate Governance and Nominating Committee
Our Corporate Governance Committee consists of Caretha Coleman and Jennifer McKeehan, with Ms. Coleman currently serving as chair. Mr. Baird previously served as chair of the Corporate Governance Committee until his resignation from the Board on November 17, 2025, Ms. Leondakis served as a member of the Corporate Governance Committee until her resignation from the Board on March 6, 2026, and Ms. Katz served on the Corporate Governance Committee from November 17, 2025 to March 6, 2026. Our Board has determined that each member of our Corporate Governance Committee is independent under the applicable Nasdaq listing standards.
Specific responsibilities of our Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;
•reviewing periodically the Company’s policies, programs and initiatives focusing on social responsibility, including environmental and sustainability and social and human rights matters, and providing recommendations to management;
•considering and making recommendations to our Board regarding changes to the size and composition of our Board;

TABLE OF CONTENTS	CORPORATE GOVERNANCE

•considering and making recommendations to our Board regarding the composition and chairs of the committees of our Board;
•establishing procedures to exercise oversight of, and oversee the performance evaluation process of, our Board and management;
•overseeing periodic evaluations of the performance of our Board and of our Board’s committees;
•instituting plans or programs for the continuing education of our Board and orientation of new directors;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters and monitoring compliance with such guidelines; and
•such other matters that are specifically designated to our Corporate Governance Committee by our Board from time to time.
In the process of identifying, screening and recommending director candidates to our full Board, our Corporate Governance Committee takes into consideration the needs of our Board and the qualifications of the candidates, such as their general understanding of various business disciplines and the Company’s business environment, their educational and professional background, analytical ability, independence, diversity of experience and viewpoints and their willingness to devote adequate time to Board duties. Our Board evaluates each individual in the context of our Board as a whole with the objective of retaining a group that is best equipped to help ensure that the long-term interests of the stockholders are served. When searching for new directors, our Corporate Governance Committee will actively seek out women and individuals from minority groups to include in the pool from which nominees for our Board are chosen. Our Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Our Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis as it evaluates other nominees to serve on our Board. In doing so, our Corporate Governance Committee will evaluate director candidates in light of several factors, including the general criteria outlined above. Our Amended and Restated Bylaws (our “Bylaws”) provide that any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to our Board, if such stockholder complies with the applicable notice procedures, which are described in the section named “Questions and Answers” under “When are stockholder proposals due for next year’s annual meeting of the stockholders?”
Meetings of Our Board
Our Board held 7 meetings during the year ended December 31, 2025, in addition to the 13 committee meetings described above. During 2025, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of our Board and each committee of which he or she was a member. When directors were not able to attend a Board or committee meeting due to a scheduling conflict, they separately met with the Company’s Secretary or the applicable Chair to discuss the meeting topics. Each director is also encouraged and expected to attend the Company’s Annual Meeting.
Board Leadership Structure
As outlined in our corporate governance guidelines (our “Corporate Governance Guidelines”), our Board will determine its leadership structure in a manner that it determines to be in the best interests of the Company and its stockholders from time to time in its judgment. If the Chair of our Board is not independent, the non-employee directors of our Board will elect a Lead Independent Director who will lead executive sessions of our Board, have authority to call meetings of the independent directors and engage with the Chair of our Board and CEO to set Board meeting agendas, among other responsibilities.
Rati Sahi Levesque serves as both our CEO and as a member of our Board. Our Board believes that having our CEO serve as a member of the Board is appropriate at this time for the Company, particularly as it supports more consistent communication and coordination throughout the organization, enhancing the effectiveness of our corporate strategy. Our Board believes that robust, independent Board oversight is

CORPORATE GOVERNANCE	TABLE OF CONTENTS
essential, and the appointment of Ms. Katz as our independent Board Chair in February 2024 supports that important objective.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which provide the framework for our corporate governance along with our Amended and Restated Certificate of Incorporation (our “Charter”), Bylaws, committee charters and other key governance practices and policies. Our Corporate Governance Guidelines cover a wide range of subjects, including the conduct of Board meetings, independence and selection of directors, Board membership criteria and Board committee composition. Our Corporate Governance Guidelines can be accessed on our website at investor.therealreal.com.
Stockholder Engagement
Our Board recognizes the value of regular, two-way dialogue with our stockholders. Feedback from our stockholders is integral to our Board’s decision-making process.
During these discussions, we gained valuable input from our stockholders on matters including our corporate governance practices and executive compensation program. Feedback from our stockholders was shared with our Board and directly informed our implementation of several key governance enhancements in recent years, including our continuation of the performance-based restricted stock unit program and progress on our corporate governance commitments made in 2022, including this year’s proposals to begin the declassification process of our Board and to remove certain supermajority voting requirements.
The changes we implemented in 2025 are discussed in greater detail under “Compensation Discussion and Analysis” and “Board Declassification and Supermajority Sunset Commitments” later in this proxy statement. Please also see “Compensation Discussion and Analysis” for a discussion of stockholder feedback related to our 2025 Say-On-Pay Vote.
We plan to continue our stockholder engagement program under our Board’s oversight to further enhance and deepen our relationships with our stockholders, especially as we continue enhancing the Company’s governance practices.
Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, The RealReal, Inc., 55 Francisco Street, Suite 400, San Francisco, CA 94133, or via email to ir@therealreal.com. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.
Stock Ownership by Directors and Executives
Our Board believes that an ownership stake in the Company strengthens the alignment of interests between directors, executives, and stockholders. As discussed below, in November 2021, we expanded our stock ownership guidelines to include our executives:

Position	Minimum Stock Ownership

Non-Employee Directors	5 times annual cash retainer
CEO	5 times base salary
Other Executives*	3 times base salary

*    Defined as the Chief Financial Officer (“CEO”), Chief Legal Officer (“CLO”) and Chief People Officer (“CPO”)

TABLE OF CONTENTS	CORPORATE GOVERNANCE

Newly appointed directors or executives have five years from the time they are elected, appointed or promoted (or five years from November 2021, in the case of then-current directors and executives) to meet these guidelines. In the event that a director’s cash retainer or an executive’s base salary increases, he or she will have one year from the date of the base salary increase to meet the increased ownership guidelines. Our Board will evaluate whether exceptions should be made for any director or executive on whom these guidelines would impose a financial hardship.
Oversight of Sustainability Initiatives
We are committed to extending the lifecycle of luxury goods by promoting their recirculation, rather than creating waste. In this way, sustainability is woven into the fabric of our business, and we hope to create a more sustainable future for fashion. Additionally, we believe a growing awareness of the reduced environmental impact of recirculating luxury goods compared to the production of new products significantly contributes to the appeal of consigning and purchasing on our online marketplace.
As we move forward, we strive to continuously review our sustainability commitments, strategies and priorities. Recent sustainability efforts include:
•Fair and As-is Condition Programs. These programs have enabled us to offer more secondhand, luxury items and have the effect of increasing the total number of consigned items in the circular economy. To aid buyers in assessing the condition of items in our online marketplace, we assign each item a condition level. In the first quarter of 2022, we began accepting items in “fair” condition, which tend to be listed at more accessible price points given their level of wear. In 2023, with demand for items in fair condition remaining strong, we began accepting items in “as-is” condition. Items in “as-is” condition might show extensive signs of wear and may require repair. Even if an item requires repair, it is still likely to displace the purchase of a brand-new item and avoid unnecessary waste.
•Sustainability Task Force. In 2020, we formed a cross-functional Sustainability Task Force to identify projects throughout the organization that have the potential to reduce our environmental impact. The Sustainability Task Force prioritizes high impact projects and aims to embed a focus on sustainability across the organization. The Sustainability Task Force, through several individual working groups, has concentrated its efforts on specific, meaningful topics, including preferred materials, transportation optimization, employee travel, employee experience, reducing energy expenditures, limiting use of packaging materials, and waste. In 2025, the Sustainability Task Force continued to focus on projects related to packaging, employee engagement, and energy efficiency at our authentication centers.
Committee Oversight
Our Board and committees provide oversight on sustainability matters. As noted above and in the committee charters:
•Our Compensation Committee is responsible for reviewing and recommending to our Board compensation plans, policies and programs intended to attract, retain and appropriately reward employees.
•Our Corporate Governance Committee provides oversight of the Company’s policies, programs and initiatives focusing on social responsibility, including environmental and sustainability matters.
•Our Audit Committee works closely with our management to discuss current and emerging risks and what steps management is taking to manage and reduce the Company’s exposure to such risks, and reviews the Company’s public filings containing disclosure on these topics.

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Oversight of Human Capital
The actions of these committees and the work of our Board and management seek to attract, retain and develop a workforce that is motivated to achieve the Company’s business objectives. To satisfy these oversight responsibilities, our committees receive regular updates from management on progress and strategy.
Talent Development and Training
We believe that the training and development of our employees is critical to our long-term success. We offer a variety of employee training programs, including training specific to business functions, enabling us to provide our consignors and buyers with a consistent luxury experience. Our authentication teams receive training based on expertise level. Each employee receives training appropriate to the scope and nature of their role. As a part of our onboarding program, we have developed an engagement monitoring plan for our employees in the form of personal check-ins and questionnaires.
Health, Safety and Wellness
We are committed to ensuring the health and safety of all employees and require compliance with all applicable local laws and regulations governing working conditions, working hours, fair wages, and compensation.
We recognize that in addition to minimizing work-related injuries and illness, a safe and healthy work environment supports employee retention and morale and enhances the quality of products and services. We treat applicable health and safety regulations as a minimum standard as we are committed to high standards for our working environments that protect the well-being of all employees. We encourage consultation and cooperation between management and employees in developing occupational health and safety mechanisms through ongoing dialogue. We expect senior management to integrate health and safety mechanisms in business activities and monitor the program’s effectiveness.
We continued to focus on employees’ overall well-being in 2025 through a range of programs that support access to care, along with resources and tools to address the following pillars of wellness: physical, mental/emotional, financial, and community.
Succession Planning
Succession planning is another critical human capital issue. Our Compensation Committee is responsible for working with our CEO to plan for the succession of our CEO and other senior executive officers, as well as to develop plans for interim or emergency succession for our CEO and other senior executive officers in the event of retirement or an unexpected occurrence.
Evaluations of Our Board, Committees and Directors
Our Board evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our Corporate Governance Committee. Our Board discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of our Board, of any committee thereof or of the directors.
Code of Ethics and Business Conduct
Our Board has adopted a code of ethics and business conduct (our "Code of Conduct"), which establishes the standards of ethical conduct applicable to all of our directors, officers, employees and senior financial officers. A copy of our Code of Conduct is posted on the investor relations page of our website at investor.therealreal.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.

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Role of Our Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including to cyber-related risks. Our Audit Committee provides additional oversight of material risks from cybersecurity threats and engages with our Chief Technology and Product Officer (“CTPO”) and head of cybersecurity regarding risk management of cybersecurity issues. Further, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Our Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines and provides oversight of the Company’s policies, programs and initiatives focusing on social responsibility, including environmental, sustainability, social and human rights matters. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Cybersecurity
Risk Management and Strategy
We have developed processes for assessing, identifying and managing material risks from cybersecurity threats. We review our security plans and strategies as threats and conditions evolve. The following is a summary of our cybersecurity risk management and strategy processes:
Enterprise Risk Management: Our enterprise risk management program includes management of material risks from cybersecurity threats alongside other Company risks as part of our overall risk assessment process. In 2025, as part of our Enterprise Risk Management Program, our Internal Audit team identified and prioritized the most critical risks that could impact our ability to achieve our business priorities and make risk-informed strategic decisions. With management’s input, our Board and Internal Audit team have identified cybersecurity as one of the risks that merits the highest level of prioritization. Informed by this designation, our Internal Audit team tracks cybersecurity key indicators and engages in discussions on the status, priorities and impact of cybersecurity risk response plans; reports key information to management throughout the year to inform decision making; and reports to the Audit Committee on a quarterly basis and to the full Board on the results and progress of the risk mitigation process.
In addition, we employ a range of tools and services to inform our assessment, identification and management of material risks from cybersecurity threats, which include from time to time:
•monitoring emerging data protection laws and implementing responsive changes to our processes;
•undertaking periodic reviews of our policies and statements related to cybersecurity;
•conducting cybersecurity management and incident training for employees involved in our systems and processes that handle sensitive data;
•conducting phishing email simulations for employees and contractors with access to corporate email systems;
•requiring employees, as well as third-parties who provide services on our behalf, to treat information and data with care; and
•conducting tabletop exercises to simulate a response to a cybersecurity incident and using the findings to improve our processes and technologies.

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Incident Response Team and Outside Resources: We have an Incident Response Team that monitors and mitigates material risks from cybersecurity threats. This team is composed of members from the information security, engineering and legal teams. The Incident Response Team and our internal legal team work in tandem to estimate the severity and materiality of a cybersecurity incident, create a response plan and inform other stakeholders as appropriate, including the Audit Committee or the full Board. In addition, we engage several third-party service providers to monitor cybersecurity threats in the market more broadly, including in relation to phishing, artificial intelligence and machine learning, data leaks on the dark web, firewalls, code security and endpoint protection. To identify risks from cybersecurity threats associated with these third-party service providers, we conduct pre-contract screening and due diligence and post-contract monitoring.
Cybersecurity Task Force: We have a cross-functional Cybersecurity Task Force that focuses on long-term cybersecurity strategy. The Cybersecurity Task Force is composed of members from the information security, engineering and legal teams and reports to our CTPO. The Cybersecurity Task Force meets periodically to discuss developments and best practices in cybersecurity incident response. In addition, the Cybersecurity Task Force reviews the business impact and severity of potential cybersecurity incidents, as reported by our automated systems, utilization of the bug bounty program, and public reports on the threat landscape.
While no risks from cybersecurity threats, including as a result of any previous cybersecurity incidents, have materially affected the Company, for a discussion of whether and how any such risks are reasonably likely to materially affect the Company, including our business strategy and results of operations and financial condition, see “Risk Factors – Risks Related to Data Security, Privacy and Fraud” of our Form 10-K for fiscal year ended December 31, 2025, which are incorporated herein by reference. In the three most recently completed fiscal years, we have not experienced any material cybersecurity incidents and the expenses we have incurred from cybersecurity incidents were immaterial. This includes penalties and settlements, of which there were none.
Corporate Governance
Our Board of Directors provides oversight of risks from cybersecurity threats, in coordination with our Audit Committee and management team. The following is a summary of our governance processes related to cybersecurity risk management:
Board: Our full Board receives annual updates on cybersecurity from our CTPO or head of cybersecurity (the “CISO”) to, among other items, review cybersecurity incidents, review key metrics on our cybersecurity program and related risk management programs, and discuss our cybersecurity programs and goals. Our Board also regularly reviews cyber-related risks as part of our enterprise risk management program on a quarterly basis and receives updates from our Internal Audit team on the results of the risk monitoring and mitigation process, as described in more detail above.
Audit Committee: Our Audit Committee provides additional oversight of material risks from cybersecurity threats and engages with our CTPO or CISO regarding risk management of cybersecurity issues and to discuss potential updates to the Company’s cybersecurity risk management program, including as a result of any Cybersecurity Task Force findings. The Audit Committee receives a quarterly report from the Company’s cybersecurity team, which includes the CTPO, CISO, and members of the information security team, that summarizes progress on cyber-related key performance indicators, including product security, cloud security, risk and compliance, identity issues, and cyber defense. The Audit Committee updates the full Board on matters relating to material cybersecurity risks at least quarterly.
Management: Our CTPO is responsible for assessing and managing the Company’s material risks from cybersecurity threats, and our CISO reports directly to our CTPO regarding such threats. Our CTPO is informed about and monitors the prevention, detection, mitigation and remediation or cybersecurity incidents through the management of and participation in the Company’s Internal Audit team, Incident Response Team and Cybersecurity Task Force, as described above. As discussed above, our CTPO or CISO reports annually to the full Board and quarterly to the Audit Committee about risks from cybersecurity threats among other cybersecurity related matters. To the extent a material cybersecurity incident occurs, our CTPO and broader management team would inform the chair of our Audit Committee of the nature, scope and impact of the

TABLE OF CONTENTS	CORPORATE GOVERNANCE

incident, and involve the other members of the Audit Committee or the full Board as necessary to evaluate the risks and determine next steps. Our CTPO and CISO have served in these roles since 2023. Our CTPO has more than 20 years of experience in various senior leadership roles involving managing cybersecurity and compliance teams, including as Head of Tech and Digital at Lovevery and as Chief Technology and Product Officer at Zulilly. Our CISO has more than 20 years of experience in leadership roles focused on cybersecurity, cloud engineering, infrastructure, and technical operations, including as CISO and Head of Cloud and Infrastructure Engineering at AutoZone and as Principal Executive Advisory Consultant at Amazon Web Services.
Current Classified Board and Corporate Governance Roadmap
Current Board Structure
Our Board is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Each director's term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Charter and Bylaws authorize only our Board to fill any vacancies on our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors of our Board.
Board Declassification and Supermajority Sunset Commitments
We completed our initial public offering in 2019. Our Board believes that a classified board structure promotes board continuity and stability, encourages directors to take a long-term perspective and reduces the Company's vulnerability to coercive takeover tactics. However, as our Company matures, our Board recognizes that our corporate governance practices should mature as well.
The Company is committed to creating a roadmap for corporate governance best practices over the next several years. In creating this roadmap, our Board seeks to balance the challenges faced by the Company, in particular as it navigates its path to profitability, against the need for the Company to improve its corporate governance practices and eventually achieve best practices.
Following consideration of our current governance structure and strong governance practices, as well as feedback received from our stockholders, and upon the recommendation of our Corporate Governance Committee, in 2022 our Board committed to the following next steps for our corporate governance roadmap:
1.Submitting for stockholder vote at its 2024 Annual Meeting a management proposal to amend the Company’s Charter to declassify our Board, which, if approved, would begin the declassification process at the 2025 Annual Meeting (please see Proposal Four in this proxy statement for additional information); and
2.Submitting for stockholder vote at its 2026 Annual Meeting a management proposal to amend the Company’s Charter to remove supermajority vote requirements.
The proposal to declassify the Board was submitted at the 2024 and 2025 Annual Meetings, where it most recently received support from approximately 98% of the shares present and voting; however, the proposal failed to pass due to insufficient stockholder participation required to obtain the requisite supermajority of the total number of shares outstanding. We are resubmitting this proposal given the overwhelming support for the prior proposal.
Our Board has committed to recommending a “FOR” vote for each of the above management proposals. Our Corporate Governance Committee believes that the above steps allow the Company to progress towards corporate governance best practices on a reasonable timeline. We received positive support on these commitments from the vast majority of stockholders with whom we met as part of our 2025-2026 investor outreach.

CORPORATE GOVERNANCE	TABLE OF CONTENTS
Director Independence
Our common stock is listed on Nasdaq. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board. In addition, Nasdaq requires that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that, with the exception of our CEO, each member of our Board is an “independent director” as defined under the applicable rules and regulations of the SEC and the Nasdaq listing rules. In making these determinations, our Board reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Insider Trading Policy
We maintain an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees, as well as by the Company, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Prohibition on Hedging and Pledging of Company Securities
The Company has a policy that prohibits officers, non-employee directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, non-employee directors and employees of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of our Board.
Policies and Practices Related to the Timing of Equity Awards
The Company has not awarded stock options (or similar awards) since 2019. Our Board and Compensation Committee do not take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation.

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Information About Our Executive Officers
The following table sets forth information with respect to our executive officers as of the date of this proxy statement:

Name	Age	Position(s)

Rati Sahi Levesque	45	President and Chief Executive Officer
Ajay Gopal	51	Chief Financial Officer
Todd Suko	59	Chief Legal Officer and Secretary
Luke Friang	55	Chief Technology and Product Officer
Additional biographical descriptions of the executive officers are set forth in the text below. A description of the business experience of Rati Sahi Levesque is provided above under the section “Director Nominees—Class III Directors.”
Ajay Gopal has served as our Chief Financial Officer since March 2024. Previously, Mr. Gopal served as Chief Financial Officer of Outside Interactive, Inc. from December 2020 to March 2024. Prior to that, Mr. Gopal served as Chief Financial Officer of Good Eggs, Inc. from July 2019 to December 2020, of Helix, Inc. from July 2018 to July 2019, and of StubHub from April 2013 to June 2018. Prior to these roles, Mr. Gopal held senior roles at eBay, Inc. and numerous management roles with GE HealthCare Technologies, Inc. Mr. Gopal holds a Master of Management Studies degree from the Birla Institute of Technology and Science.
Todd Suko has served as our Chief Legal Officer and Secretary since May 2020. Mr. Suko also served as our Interim Chief Financial Officer from February 2024 to March 2024 and as our Interim Chief People Officer from August 2025 to November 2025. Previously, Mr. Suko served as Chief Financial and Legal Officer at OneMarket Limited from November 2017 to May 2020. Prior to joining OneMarket, Mr. Suko was at Harman International Industries, Inc. from September 2008 to June 2017, where he oversaw all legal affairs in his role as Executive Vice President and General Counsel. Mr. Suko previously served as Vice President, General Counsel and Secretary at UAP Holding Corp. from February 2001 to August 2008, overseeing its environmental health and safety and transportation functions. Earlier, Mr. Suko was in private practice at McKenna & Cuneo, LLP from September 1996 to January 2001. Mr. Suko earned his undergraduate and law degrees from the University of Virginia. He also served as an aviator in the United States Navy and retired as a Commander in the Navy Reserve.
Luke Friang has served as our Chief Technology and Product Officer since January 2023. Previously, Mr. Friang served as the Head of Tech & Digital at Lovevery from June 2021 to December 2022 and was an original member of Zulily's executive team and served as Zulily’s Chief Technology and Product Officer from February 2011 to January 2021, Mr. Friang has deep e-commerce and retail domain experience, with more than 20 years of senior leadership experience across companies including Eddie Bauer, Spiegel, Costco and Walgreens. Mr. Friang studied business administration, computer sciences, and Internet technology at Edmonds Junior College and North Seattle College.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026
Our Board and Audit Committee are asking our stockholders to ratify the appointment by our Audit Committee of KPMG LLP (“KPMG”) as the independent registered public accounting firm to conduct the audit of our financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2026. Stockholder ratification of such selection is not required by our Bylaws or any other applicable legal requirement. However, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance.
In the event our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to continue to retain KPMG for the fiscal year ending December 31, 2026. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change should be made.
KPMG has audited our financial statements since 2013. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions.
Principal Accountant Fees and Services
We were billed by KPMG for the years ended December 31, 2025 and 2024 as follows:

Years Ended December 31

	2025 ($)	2024 ($)

Audit fees	2,578,000	2,770,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	2,578,000	2,770,000

Audit fees above are professional services associated with the annual audit of our financial statements, the annual audit of our internal control over financial reporting, review of interim financial statements, and professional consultations with respect to accounting issues directly related to the financial statement audit. There were no Audit-related fees, Tax fees, or All other fees billed by KPMG for the years ended December 31, 2025 and 2024.
Determination of Independence
In considering the nature of the services provided by our independent registered public accounting firm, our Audit Committee determined that such services are compatible with the provision of independent audit services. Our Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.
Additional information concerning our Audit Committee and its activities can be found in the sections named “Board Committees – Audit Committee” and “Report of the Audit Committee.”

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Pre-Approval Policy
According to policies adopted by our Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by our Audit Committee.
Our Audit Committee approved all services provided by KPMG during the years ended December 31, 2025 and 2024. Our Audit Committee has considered the nature and amount of the fees billed by KPMG and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining KPMG’s independence.
Recommendation of Our Board and Audit Committee
OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

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Report of the Audit Committee
The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.
In fulfilling its oversight responsibilities, the Audit Committee:
•reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2025 with management and KPMG;
•discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB; and
•discussed the independence of KPMG with that firm.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. The Audit Committee also appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Submitted by the Audit Committee of our Board:
Rob Krolik, Committee Chair
Mark McCaffrey
James Miller

PROPOSAL THREE
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with SEC rules, including Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement.
This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this proxy statement. Accordingly, we ask our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement, including in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders of The RealReal, Inc. approve, on a non-binding advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2026 Annual Meeting, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
This proposal will be decided by a majority of the votes cast. This means that this proposal will be approved on an advisory basis if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal. An abstention will have the same effect as a vote “AGAINST” Proposal Three.
As an advisory vote, the result will not be binding on our Board or Compensation Committee. The say-on-pay vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. Our Board and Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program.
Recommendation of Our Board and Compensation Committee
OUR BOARD AND OUR COMPENSATION COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCUSSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The focus of this Compensation Discussion and Analysis (“CD&A”) is on the Company’s compensation philosophies and programs for our named executive officers (our “NEOs”) for 2025:
•Rati Sahi Levesque, President, Chief Executive Officer and Director;
•Ajay Gopal, Chief Financial Officer;
•Todd Suko, Chief Legal Officer and Secretary; Interim Chief People Officer from August 16, 2025 to November 30, 2025;(1)
•Luke Friang, Chief Technology and Product Officer; and
•Chatelle Lynch, Former Chief People Officer.(1)

(1)    Chatelle Lynch ceased to serve as our Chief People Officer on August 15, 2025. Todd Suko served as Interim Chief People Officer from August 16, 2025 to November 30, 2025 and, pursuant to a letter agreement entered into between the Company and Mr. Suko on August 4, 2025, was entitled to receive an additional $10,000 monthly stipend while serving in this role through the full transition in December 2025. Our new Chief People Officer joined the Company on December 1, 2025. See “—Our Former Chief People Officer” section below for a description of Ms. Lynch’s separation from the Company.
2025 Financial and Business Highlights
2025 was a transformational year for the Company. We drove growth and margin expansion through disciplined execution of our three strategic pillars: our growth playbook, operational excellence, and obsessing over service. Highlights for 2025 include the following:
•For full year 2025, the Company delivered positive Adjusted EBITDA in every quarter for the first time. Adjusted EBITDA increased to $42 million, a $33 million improvement from full year 2024.
•We surpassed the $2 billion mark in gross merchandise value, a 16% year-over-year increase, and our active buyer base accelerated to an all-time high of over 1 million buyers.
•We completed two note exchanges in February and August 2025, which strengthened our financial position by reducing our overall indebtedness, rebalancing our debt maturity cycle, and creating more flexibility as we continue to evolve our capital structure.
We look forward to continuing our momentum in 2026 and executing on the Company’s vision to change the way people shop for the better.

Our Executive Compensation Philosophy
Through our pay-for-performance philosophy, our primary objective is to create value for our stockholders on a long-term basis. Our Compensation Committee believes our executive compensation program is appropriately designed to attract, retain, reward and motivate a high performing executive team in alignment with our business objectives and long-term stockholder interests.
We operate a highly complex business in a competitive and rapidly evolving market, and our ability to compete and succeed in our market is directly correlated to our ability to recruit, motivate and retain top talent. Our headquarters are located in the San Francisco Bay Area, where competition for leadership talent is especially intense, and the cost of living is high. To succeed in achieving our business objectives, we are focused on retaining and attracting experienced and proven leaders. Our Compensation Committee balances this focus with our stockholders’ interests to ensure that compensation is tightly correlated to long-term, sustained performance. To accomplish this, we believe our compensation packages must have components that executives can understand, motivate the desired decision-making and behaviors, are competitive against alternatives, and appropriately reward strong performance.
Our executive compensation programs are supported good governance and discourage excessive risk-taking. Our Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals. The following checklist of our policies and practices demonstrates our commitment to strong compensation governance practices:

What We Do	What We Don’t Do

•Pay for performance: A significant portion of NEO compensation is tied to the Company’s financial performance and the performance of the Company’s stock price.
•Multiple performance metrics: The annual cash bonus program and the long-term incentive (“LTI”) program use separate performance metrics across the two programs. This approach balances the executive team focus on performance goals that align with both our short-term and long-term Company goals.
•Engagement of independent advisor: Our Compensation Committee directly retains an independent compensation consultant to advise on the Company’s executive compensation program and practices.
•Independent Compensation Committee: Our Compensation Committee consists solely of independent directors.
•"Double trigger” arrangements: The equity awards held by our NEOs require both a change in control of the Company and a qualifying termination of employment for vesting to fully accelerate.

•No guaranteed incentive bonuses: We do not provide guaranteed incentive bonuses to any of our NEOs.
•No enhanced benefits or excessive perquisites: The Company does not maintain enhanced health benefits for its NEOs and does not permit excessive perquisites.
•No tax gross-ups: No tax gross-ups are paid to cover personal income taxes or excise taxes that pertain to executive or severance payments or benefits.
•No executive retirement plans: We do not offer retirement arrangements for our NEOs that are different from those offered to our other employees.
•No “single trigger” acceleration: We do not provide cash severance or automatic full vesting of equity awards based solely upon a change in control of the Company.

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Elements of Our 2025 Compensation Program
For 2025, the primary elements of our executive compensation program were base salary, annual cash bonuses and equity-based LTI compensation in the form of both time-based restricted stock unit (“RSU”) awards and performance-based restricted stock unit awards (“PSU”) awards. “At risk,” incentive-based compensation in the form of an annual cash bonus and equity-based compensation represents the majority of each NEO’s total target direct compensation mix.

Elements of Pay	Structure	Highlights

Base Salary	•Fixed compensation •Attract and retain NEOs in the short-term	•Established in line with competitive market levels •Aligned to scale, scope and complexity of role

Annual Cash Bonuses	•Incentivize and reward achievement against strategic business goals and objectives in short-term	•Incentive plan funding measured against challenging metrics of Adjusted EBITDA and, for certain NEOs as described below, individual goals

LTI Compensation	•Attract and retain NEOs for the long-term •Motivate and reward achievement of long-term Company financial and operational goals •Directly align interests with stockholders	•RSU awards granted to our NEOs in 2025 with graded vesting •PSUs granted to our NEOs with cliff vesting or significant service vesting conditions •Granted at competitive market levels
Base Salary
Base salaries provide a level of fixed compensation sufficient to attract and retain a high-performing leadership team, when considered in combination with the other elements of our executive compensation program. The relative levels of base salary for our NEOs are established after considering market-competitive levels and are intended to reflect each NEO’s scope of responsibility.
Annual Cash Bonuses
Annual cash bonuses may be earned by our NEOs under our annual cash bonus program. In support of our “pay-for-performance” philosophy, this program is designed to motivate our NEOs and reward them based on their achievement of performance goals established by our Board each fiscal year.
Long-Term Incentive Compensation
Equity awards under our LTI program are a key element of our executive compensation program, which is designed to align the interests of our NEOs with the long-term interests of our stockholders and to motivate our NEOs to achieve our long-term business objectives. A significant portion of the total target direct compensation of each NEO is provided in the form of RSU awards, the value of which fluctuates directly with our stock price performance, and PSU awards, the value of which fluctuates with our stock price and performance against pre-defined long-term financial goals.
2025 Say-On-Pay Vote and Executive Compensation Updates
In 2025, we held a non-binding advisory vote on the compensation of our NEOs (a “Say-on-Pay” vote), and we received approximately 94% support from our investors. Following this vote, we conducted an extensive engagement campaign with our stockholders, which we describe in detail below.

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Our Approach
Our Board recognizes the value of regular, two-way dialogue with our stockholders. Feedback from our stockholders is integral to our Board’s decision-making process, and, accordingly, in late 2025 and early 2026 we invited our largest stockholders who represented approximately 58% of our shares outstanding at the time of our outreach to engage with us. We ultimately held meetings with stockholders who accepted our invitation representing approximately 14% of our shares then outstanding.
During these discussions, we gained valuable input from our stockholders on matters including our corporate governance practices, executive compensation program and approaches to sustainability, risk oversight and human capital management. A summary of the key themes follows below.
Key Themes
Our stockholders were generally pleased with the design of our executive compensation program, and in particular, with the continued incorporation of performance-based awards in our long-term incentive program. A summary of this feedback and the Company’s response follows:

What We Heard		What We Did
Topic	Feedback	Company Responses

Long-Term Incentive Awards
Consistent with prior years, stockholders emphasized the importance of LTI compensation, and performance-based LTI awards in particular. They were supportive of the continuation of our PSU program in 2025, which began in 2022.
Based on the positive feedback we received from our stockholders regarding our PSU program, we continued our PSU program in 2026 for certain of our NEOs and other executives.

Executive Compensation Framework	In general, stockholders were pleased with the overall design and framework of our executive compensation program, including pay performance alignment.	We plan to continue stockholder outreach on an annual basis in order to ensure alignment between our executive compensation programs and stockholder interests.
Our Board and Compensation Committee intend to consider the results of the 2026 Say-on-Pay vote, as well as future advisory votes and other stockholder feedback, in evaluating our executive compensation program and making its executive compensation decisions.
2025 Compensation Decisions
Executive Pay Mix
For 2025, a significant portion of our total target compensation (base salary, target bonus and 2025 equity award value) for NEOs consisted of variable, “at-risk” compensation. In 2025 Ms. Levesque did not receive an equity award, and as a result her incentive-based at-risk compensation comprised 50% of her total target compensation. Had we taken half of her 2024 awards into account, the pay mix for Ms. Levesque would have been 89% incentive based at-risk compensation. On average for our other NEOs, incentive-based at-risk compensation comprised 77% of their total target compensation.
Base Salary
In February 2025, our Compensation Committee reviewed the annual base salaries of our NEOs after considering a competitive market analysis prepared by its independent compensation consultant, FW Cook. Our Compensation Committee relied primarily on compensation peer group data drawn from peer company proxy statements, and in cases where this peer group data was limited for a particular NEO position, custom compensation survey data was used to supplement the peer group data, as necessary. In addition, our Compensation Committee considered each NEO’s roles and responsibilities with the Company.

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
In light of their strong performance, our Compensation Committee determined to increase the base salaries of our NEOs, as set forth below, effective in January 1, 2025. In light of her promotion to Chief Executive Officer, Ms. Sahi Levesque’s base salary was increased to $700,000, effective in October 2024, with no further adjustment in 2025. A summary of our NEOs’ base salaries at the end of 2024 and 2025 are set forth below:

NEO	2024 Base Salary ($)	2025 Base Salary ($)	Percentage Increase (%)

Rati Sahi Levesque	700,000	700,000	—
Ajay Gopal	500,000	525,000	5.0
Todd Suko	450,000	475,000	5.6
Luke Friang	427,450	440,000	2.9
Chatelle Lynch	450,000	475,000	5.6

Annual Cash Bonuses
2025 Target Cash Bonus Opportunities
In February 2025, our Compensation Committee reviewed the target annual cash bonus opportunities of our existing NEOs after considering a competitive market analysis prepared by FW Cook. Similar to its review of base salary materials, our Compensation Committee relied primarily on compensation peer group data drawn from peer company proxy statements, and in cases where this peer group data was limited for a particular NEO position, custom compensation survey data was used to supplement the peer group data, as necessary. In addition, our Compensation Committee considered each NEO’s roles and responsibilities with the Company.
Our Compensation Committee determined not to make any changes to 2025 target bonuses as compared to 2024 target bonus levels. These target annual cash bonus opportunities were expressed as a percentage of base salary, as follows:

NEO	2025 Target Bonus as Percentage of Base Salary (%)

Rati Sahi Levesque	100
Ajay Gopal	75
Todd Suko	75
Luke Friang	50
Chatelle Lynch	75

2025 Annual Cash Bonus Design and Metrics
The Compensation Committee determined that Adjusted EBITDA as the most appropriate metric for our 2025 annual bonus program because it captures progress toward profitability, top line company growth, appropriate management of operating expense, and the impact of strategic efforts made during the year. Additionally, this metric reflects the Company’s efforts on generating profitable supply and creating efficiencies.
To more closely align our annual bonus program with stockholder interests, and given the significant impact their roles have on the financial performance of the Company, the Compensation Committee previously eliminated the individual performance goals metric for our CEO, CFO, CLO and CPO such that 100% of their bonus opportunity is based on company performance. The 2025 annual bonus metrics for Mr. Friang were Adjusted EBITDA and individual performance goals, weighted 80% and 20%, respectively. The individual

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performance component could be earned up to a maximum of 200% achievement. The individual performance goals were established by the CEO in the beginning of 2025 based on operating budget, management of department fees, and leadership contributions to the executive team. The Compensation Committee determined the individual performance goal component for Mr. Friang was met at stretch.
The 2025 annual cash bonus opportunities for our NEOs were based on the following metrics:

Bonus Metrics	Weighting	Description

Adjusted EBITDA(1)(2)	100% for all NEOs, except Mr. Friang at 80%	Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes.

Individual Goals	20% for Mr. Friang only	Individual performance goals were established based on key objectives in support of the Company’s strategic goals and budget achievement for the applicable team.

Our NEOs were eligible to earn 0% to 200% of their 2025 target annual cash bonus opportunities with respect to the Adjusted EBITDA metric, measured as of December 31, 2025, as follows (subject to straight-line interpolation for performance achievement between threshold and max):

Bonus Metric	< Threshold (0% Payout	Threshold (50% Payout)	Target (100% Payout)	Stretch (150% Payout)	Max or > (200% Payout)

Adjusted EBITDA ($ mm)	< 18	18	24	32	37

(1)    The bonus metrics were established by the Compensation Committee in February 2025 and revised in March 2025 for the relevant period.
(2)    With respect to the non-GAAP measure of Adjusted EBITDA, reference is made to the “Adjusted EBITDA Reconciliation” under Part II, Item 7, of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025. Performance levels were measured on a full-year basis as of December 31, 2025.
2025 Annual Cash Bonus Achievement
In February 2026, our Board certified the following performance results for the 2025 annual bonus program, which resulted in the pay-out percentages summarized below:

Bonus Metrics	Adjusted EBITDA Results ($ mm)	Level Achievement	Percentage Payment by Metric (%)

Adjusted EBITDA(1)	42	Max	200
Individual Goals (Mr. Friang)	—	Stretch	150

(1)    With respect to the non-GAAP measure of Adjusted EBITDA, reference is made to the “Adjusted EBITDA Reconciliation” under Part II, Item 7, of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.
The following table summarizes the full year bonus payouts for each NEO:

NEO	Total 2025 Bonus Payment ($)

Rati Sahi Levesque	1,400,000
Ajay Gopal	787,500

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS

NEO	Total 2025 Bonus Payment ($)
Todd Suko	712,500
Luke Friang	418,000
Chatelle Lynch(1)	—

(1)    Ms. Lynch's employment with the Company terminated on August 15, 2025 and as a result she did not earn a 2025 annual bonus, apart from the bonus entitlements under her Severance and Change in Control Agreement. See “—Our Former Chief People Officer” section below for a description of Ms. Lynch’s separation from the Company.
Long-Term Incentive Compensation
Our Philosophy
A significant portion of our NEOs’ total target direct compensation is delivered through equity awards. The Company’s 2019 Equity Incentive Plan was designed to assist the Company in attracting, retaining and motivating executive officers and other key employees, and to align the interests of the officers and other key employees with those of our stockholders.
In 2025, LTI compensation was provided in the form of RSU and PSU awards. Each unit granted pursuant to an RSU or PSU award represents a contingent right to receive one share of our common stock for each unit that vests or is earned. Our Compensation Committee believes that RSU awards appropriately align executive interests with long-term stockholder value creation and enhance retention for key executives. In addition, PSU awards provide further incentive for our executive team to execute on strategic initiatives in order to accomplish and exceed our long-term business goals.
At its February 2025 meeting, our Compensation Committee reviewed the value of annual RSU and PSU awards for each NEO after considering a competitive market analysis prepared by FW Cook, along with other factors that included outstanding and unvested equity awards for each NEO on a value and percentage of Company share ownership basis and internal leveling among executive officers.
A summary of our NEOs’ LTI grants in 2025 are set forth below.
2025 RSU Awards
Annual RSU Awards
Our Compensation Committee typically grants annual RSU awards to our NEOs and other senior executives in the first fiscal quarter each year. In February 2025, our Board granted RSU awards to Messrs. Gopal, Suko and Friang and Ms. Lynch, which vest in 12 substantially equal quarterly installments over three years. Ms. Sahi Levesque was granted RSU and PSU awards in connection with her promotion to Chief Executive Officer in October 2024 and as a result did not receive any additional LTI awards as part of the regular 2025 review cycle.
All RSU awards are subject to vest based on the applicable NEO’s continuous service as of each vesting date and subject to acceleration upon certain events. Ms. Lynch’s outstanding LTI awards were forfeited upon her August 15, 2025 termination of employment from the Company.

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Target Value of 2025 RSUs
The following table sets forth the number of units and the grant date fair value of the RSU awards granted to our NEOs in 2025:

Named Executive Officer	Total Number of RSUs (#)	Grant Date Fair Value of RSUs ($)

Rati Sahi Levesque(1)	—	—
Ajay Gopal	179,584	1,431,284
Todd Suko	107,750	858,768
Luke Friang	71,833	572,509
Chatelle Lynch(2)	107,750	858,768

(1)    Ms. Sahi Levesque was granted RSU and PSU awards in connection with her promotion to CEO in October 2024 and as a result did not receive any additional LTI awards as part of the regular 2025 review cycle.
(2)    Ms. Lynch’s outstanding LTI awards were forfeited upon her termination of employment with the Company on August 15, 2025.
2025 PSU Awards
To further align our NEOs’ compensation with long-term value creation for our stockholders, the PSU metric for the annual 2025 PSU awards to our NEOs was free cash flow measured as of 2027 fiscal year end.
Target Value of 2025 PSUs
The target value of the 2025 PSU awards comprised 35% of the total target value of equity for Messrs. Gopal, Suko and Friang, and Ms. Lynch.

Named Executive Officer	Total Number of PSUs (#)[1]	Grant Date Fair Value of PSUs ($)[2]

Rati Sahi Levesque(3)	—	—
Ajay Gopal(4)	96,699	770,691
Todd Suko	58,019	462,411
Luke Friang	38,679	308,272
Chatelle Lynch(4)	58,019	462,411

(1)    Represents the number of PSUs that may be earned by each NEO if all service and target performance conditions are satisfied.
(2)    PSU values are computed in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), and excluding estimated forfeitures, based on the probable performance outcome of the performance conditions as of the date of grant (target performance).
(3)    Ms. Sahi Levesque was granted RSU and PSU awards in connection with her promotion to Chief Executive Officer in October 2024 and as a result did not receive any additional LTI awards as part of the regular 2025 review cycle.
(4)    Ms. Lynch’s outstanding LTI awards were forfeited upon her termination of employment with the Company on August 15, 2025.

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Performance and Service Conditions of 2025 PSUs
In further support of our stockholders’ interests, the Company determined to use free cash flow as the metric for our 2025 PSU awards to align our executive team with the Company’s long-term focus on cash flow. The 2025 PSU awards granted to Messrs Gopal. Suko and Friang are eligible to vest at the end of a three-year performance period based on (a) each NEO’s continuous employment with the Company through such three-year service period and (b) the Company’s achievement of a specified free cash flow metric as of December 31, 2027, as described below:

PSU Metric	Description

Free Cash Flow (unlevered)
The Company’s (i) net cash used in operating activities as reported on the Company’s 10-Q/10-K in the Statement of Cash Flows plus; (ii) interest paid on debt obligations less; (iii) purchased property and equipment and capitalized software development, with such calculations determined in accordance with GAAP or on a non-GAAP basis consistent with the Company’s practices (as determined by the Compensation Committee), subject to certain exclusions.

Potential performance levels for these 2025 PSU awards are threshold (50% of target PSUs), target (100% of target PSUs), stretch (150% of target PSUs) and maximum (200% of target PSUs), as summarized below:

	Level of Performance Achievement
Named Executive Officer	Threshold PSUs (#)	Target PSUs (#)	Stretch PSUs (#)	Maximum PSUs (#)

Rati Sahi Levesque(1)	—	—	—	—
Ajay Gopal	48,349	96,699	145,048	193,398
Todd Suko	29,009	58,019	87,028	116,038
Luke Friang	19,339	38,679	58,018	77,358
Chatelle Lynch(2)	29,009	58,019	87,028	116,038

(1)    Ms. Sahi Levesque was granted RSU and PSU awards in connection with her promotion to Chief Executive Officer in October 2024 and as a result did not receive any additional LTI awards as part of the regular 2025 review cycle.
(2)    Ms. Lynch’s outstanding LTI awards were forfeited upon her termination of employment with the Company on August 15, 2025.
The Company does not disclose the specific targets due to concerns over competitive harm, and the targets will be disclosed after the performance period ends.
2025 PSU Award Achievement
Neither the service-based nor the performance-based vesting conditions of the 2025 PSU awards were eligible to vest during 2025, and, as a result, no portion of their 2025 PSU awards vested during 2025.
2024 PSU Awards
Ms. Sahi Levesque and Messrs. Suko and Friang (Free Cash Flow Metric)
Similar to our 2025 PSU awards, the 2024 PSU awards granted to Ms. Sahi Levesque and Messrs. Suko and Friang are eligible to vest at the end of a three-year performance period based on (a) each NEO’s continuous employment with the Company through such three-year service period and (b) the Company’s achievement of a specified free cash flow metric as of December 31, 2026, as described below:

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PSU Metric	Description

Free Cash Flow (unlevered)
The Company’s (i) net cash used in operating activities as reported on the Company’s 10-Q/10-K in the Statement of Cash Flows plus; (ii) interest paid on debt obligations less; (iii) purchased property and equipment and capitalized software development, with such calculations determined in accordance with GAAP or on a non-GAAP basis consistent with the Company’s practices (as determined by the Committee).

Potential performance levels for these 2024 PSU awards are threshold (50% of target PSUs), target (100% of target PSUs), stretch (150% of target PSUs) and maximum (200% of target PSUs), as summarized below:

	Level of Performance Achievement
Named Executive Officer	Threshold PSUs (#)	Target PSUs (#)	Stretch PSUs (#)	Maximum PSUs (#)

Rati Sahi Levesque(1)	775,000	1,550,000	2,325,000	3,100,000
Ajay Gopal	—	—	—	—
Todd Suko	60,000	120,000	180,000	240,000
Luke Friang	52,500	105,000	157,500	210,000
Chatelle Lynch	—	—	—	—

(1)    Comprised of (a) 300,000 PSUs (at target) granted on March 4, 2024 (150,000 PSUs at threshold, 450,000 PSUs at stretch, and 600,000 PSUs at maximum) and (b) 1,250,000 PSUs (at target) granted on October 29, 2024 (625,000 PSUs at threshold, 1,875,000 PSUs at stretch, and 2,500,000 PSUs at maximum) in respect of Ms. Sahi Levesque’s promotion to Chief Executive Officer, in each case, assuming all service and target performance conditions are satisfied.
The Company does not disclose the specific targets due to concerns over competitive harm, and the targets will be disclosed after the performance period ends. Neither the service-based nor the performance-based vesting conditions of such awards were eligible to vest during 2025, and, as a result, no portion of such awards vested during 2025.
Mr. Gopal (Stock Price Metric)
In May 2024, the Company granted Mr. Gopal two inducement equity awards in accordance with the terms of his offer letter, comprised of 700,000 RSUs and 550,000 PSUs. The PSUs are be eligible to vest over a four-year performance period based on (i) Mr. Gopal’s continuous service with the Company and (ii) the Company’s stock price achievement, as summarized below:

PSUs Eligible to Vest(1)	Service Condition(2)	Performance Condition(3) ($)

100,000	12 months	5.00
100,000	24 months	7.50
150,000	36 months	10.00
200,000	48 months	15.00

(1)    These PSUs will vest on the first date on which both the service condition and performance condition are achieved for the applicable PSU tranche (referred to herein as “time-vesting” and “performance-vesting”, respectively) during the performance period.
(2)    Mr. Gopal must be continuously employed by the Company from the vesting commencement date through the service period set forth above for the applicable PSU tranche to time-vest; provided that the service condition will be deemed satisfied (a) upon the consummation of a “change in control” (as defined in the Company’s standard severance and change in control agreement) in which the 2024 PSUs are not assumed or substituted or (b) upon his termination without “cause” or resignation with “good reason” (in each case, as defined in the Company’s standard severance and change in control agreement) (i) within the three-month period prior to a change in control or (ii) following a change in control through the 48-month anniversary of the vesting commencement date.

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
(3)    The Company must achieve the stock prices set forth above during the performance period for the applicable PSU tranche to performance-vest. Stock price performance will be measured based on the 60-day volume-weighted average price of one share of the Company’s common stock registered on Nasdaq, as well as on the last trading day prior to the occurrence of a change in control.
With respect to Mr. Gopal’s 2024 PSU award, (a) the performance conditions applicable to the $5.00 tranche were satisfied as of December 17, 2024, and the service conditions applicable to such tranche were satisfied on March 18, 2025, at which time the 100,000 PSUs subject to the $5.00 tranche fully vested and were settled; and (b) the performance conditions applicable to the $7.50 tranche were satisfied as of February 10, 2025 and the service conditions applicable to such tranche were satisfied on March 18, 2026, at which time the 100,000 PSUs subject to the $7.50 tranche fully vested and were settled. Additionally, the performance conditions applicable to the $10.00 tranche were satisfied as of November 11, 2025, and the service conditions applicable to such tranche will be satisfied on March 18, 2027, subject to Mr. Gopal’s continued service to the Company through such service vesting date, at which time the 150,000 PSUs subject to the $10.00 would be come fully vested and settled.
2023 PSU Awards
To align our NEOs’ compensation with the interests of our stockholders, the PSU metrics for the 2023 PSU awards granted to Ms. Sahi Levesque and Mr. Suko were stock price hurdles. The 2023 PSU awards are eligible to vest over a five-year performance period based on (a) each NEO’s continuous employment with the Company through the applicable service period and (b) the Company’s stock price achievement, as summarized below:

Tranche(1)	PSUs Eligible to Vest(2)	Service Condition(3)	Performance Condition(4) ($)

1	See below.	12 months	5.00
2	See below.	24 months	7.50
3	See below.	36 months	10.00

(1)    The 2023 PSUs will vest on the first date on which both the service condition and performance condition are achieved for the applicable PSU tranche (referred to herein as “time-vesting” and “performance-vesting”, respectively) during the performance period.
(2)    See the “2023 PSUs Eligible to Vest” table below for the PSUs eligible to vest for each tranche for each NEO.
(3)    Each NEO must be continuously employed by the Company from the vesting commencement date through the service period set forth above for the applicable PSU tranche to time-vest; provided that the service condition will be deemed satisfied (a) upon the consummation of a “change in control” (as defined in the Company’s standard severance and change in control agreement) in which the PSUs are not assumed or substituted or (b) upon his or her termination without “cause” or resignation with “good reason” (in each case, as defined in the Company’s standard severance and change in control agreement) (i) within the three-month period prior to a change in control or (ii) following a change in control through the 48-month anniversary of the vesting commencement date.
(4)    The Company must achieve the stock prices set forth above during the performance period for the applicable 2023 PSU tranche to performance-vest. Stock price performance will be measured based on the 60-day volume-weighted average price of one share of the Company’s common stock registered on Nasdaq, as well as on the last trading day prior to the occurrence of a change in control.

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The following table sets forth the number of PSUs subject to the 2023 PSU awards granted to our NEOs assuming performance achievement of each tranche:

Named Executive Officer	Tranche 1 $5.00 Stock Price	Tranche 2 $7.50 Stock Price	Tranche 3 $10.00 Stock Price
	Number of PSUs Eligible to Performance Vest (#)	Number of PSUs Eligible to Performance Vest (#)	Number of PSUs Eligible to Performance Vest (#)

Rati Sahi Levesque	50,000	50,000	50,000
Ajay Gopal	—	—	—
Todd Suko	30,000	30,000	30,000
Luke Friang	—	—	—
Chatelle Lynch	—	—	—

On December 17, 2024, both the service-based and performance-based vesting conditions applicable to the $5.00 PSU tranche were satisfied, and the following PSUs vested in full:

Tranche 1 $5.00 Stock Price
Named Executive Officer	Number of PSUs (#)

Rati Sahi Levesque	50,000
Todd Suko	30,000
On February 20, 2025, both the service-based and performance-based vesting conditions applicable to the $7.50 PSU tranche were satisfied, and the following PSUs vested in full:

Tranche 2 $7.50 Stock Price
Named Executive Officer	Number of PSUs (#)

Rati Sahi Levesque	50,000
Todd Suko	30,000
On February 20, 2026, both the service-based and performance-based vesting conditions applicable to the $10.00 PSU tranche were satisfied, and the following PSUs vested in full:

Tranche 2 $10.00 Stock Price
Named Executive Officer	Number of PSUs (#)

Rati Sahi Levesque	50,000
Todd Suko	30,000

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
2026 PSU Awards
In 2026, the Company continued to grant PSU awards under the Company’s LTI program. The 2026 PSU awards are eligible to vest in one tranche based on the achievement of both a service-based vesting condition and a performance-based vesting condition as of fiscal year end 2028 tied to the achievement of specified free cash flow metrics. The Compensation Committee believes that the 2026 PSU award design will further align executive compensation to the Company’s financial performance and interests of our stockholders as well as continue to promote executive retention.
Other Benefits and Perquisites
We maintain a qualified Section 401(k) retirement savings plan, which allows participants to defer 0% to 100% of their cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. We may make discretionary matching and profit-sharing contributions to the plan. In 2025, we matched up to 25% of employee elective deferrals under our 401(k) savings plan, up to a maximum of $2,000 per employee, and did not make any profit-sharing contributions. Participants are always vested in their contributions to the plan, and participants vest in their Company matching and profit-sharing contributions under a one-year to four-year graded vesting schedule. In 2024, the Company implemented an executive reimbursement program under which the Company reimburses up to $10,000 of financial planning expenses incurred by the executive on an annual basis, and the Company continued this program in 2025. The participants in this program include our CEO, CFO, CLO and CPO. The Company does not maintain enhanced health benefits for its executives. In 2025, in response to threats made against the Company’s CEO, Rati Sahi Levesque, the Company determined to enhance Ms. Sahi Levesque’s at-home security system, at an estimated cost of $13,620 per annum. The Company does not permit excessive perquisites.
Our Compensation Process
Role of Our Compensation Committee
Our Compensation Committee meets regularly with management and in executive session without members of management present to make decisions on our executive compensation programs and on the compensation of our CEO and other executives. In making executive compensation decisions, our Compensation Committee reviews a variety of market data and information, including Company, compensation peer group, and relevant industry information, and considers the recommendations of its independent compensation consultant. The chair of our Compensation Committee reports the actions of our Compensation Committee to our Board at each regular meeting. With respect to our CEO’s compensation, our Compensation Committee makes recommendations to the independent members of our Board for their review and approval.
Our Compensation Committee’s responsibilities include, among other things, reviewing and approving (or making recommendations to our Board, as applicable):
•overall compensation strategy;
•amounts and form of executive compensation, including base salary, annual cash bonuses and LTI awards;
•goals and objectives to be considered in determining the compensation of the CEO and other NEOs;
•annual and LTI plans and benefit plans;
•Board compensation for the non-employee members of our Board;
•annual proxy disclosure and CD&A disclosure; and
•our compensation peer group.

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Compensation Peer Group
Our Compensation Committee has established a compensation peer group that it uses as a reference in understanding the market competitiveness of our executive compensation programs. Our Compensation Committee evaluates this peer group on an annual basis to ensure that the companies selected remain appropriate. The following companies comprised our compensation peer group for 2025:

2025 Compensation Peer Group

a.k.a. Brands Holdings	EverQuote	Purple Innovation	Tilly’s
Brilliant Earth Group	FIGS	Rent the Runway	TrueCar
Cars.com	J. Jill	Revolve Group	Warby Parker
Duluth Trading Company	Movado Group	Stitch Fix
Eventbrite	Porch Group	ThredUp
The following guiding criteria was used in establishing our compensation peer group:

Industry	•Internet and direct marketing retail •Interactive media and services; software •Other industry connected to retail, or consumer discretionary, with a focus on internet and direct marketing

Revenue	•Prior four quarters’ revenue in range of 0.4x to 2.5x to the Company

Market Capitalization	•Market capitalization range of 0.2x to 5.0x to the Company

Other Factors	•Positive growth •Similar post-IPO maturation •Companies who may compete for executive talent in our geographies
Certain of our peer companies from 2024 were removed from our 2025 peer group due to revenue or market capitalization outside of our criteria or transformative transactions. Peer companies that were added to our 2025 peer group were selected based on the criteria described above.
For executive positions where our compensation peer group data is limited, our Compensation Committee also reviewed survey data from Radford comprised of participating peer companies and other financially relevant industry competitors.
Role of the Independent Compensation Consultant
FW Cook has been engaged as the independent compensation consultant of our Compensation Committee since August 2024. Our Compensation Committee has analyzed under the applicable SEC rules and the relevant Nasdaq listing standards whether the work of FW Cook as a compensation consultant, respectively, raises any conflict of interest and has determined that the work of FW Cook has not created any conflict of interest. FW Cook reviews and advises on all principal aspects of our executive compensation program. Its main responsibilities include:
•providing independent advice to our Compensation Committee on current trends and best practices in compensation design and program alternatives, and advising on plans or practices that may improve the effectiveness of our compensation program;
•providing and discussing compensation peer group and broad compensation survey data for competitive comparisons and, based on this information, preparing independent analyses on NEO compensation, including the CEO and newly hired executives;

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
•reviewing our equity plan and assessing total share usage relative to our peers;
•reviewing the CD&A and other compensation-related disclosures in our proxy statements;
•offering recommendations, insights and perspectives on compensation-related matters; and
•assisting our Compensation Committee in designing executive compensation programs that are competitive and align the interests of our executives with those of our stockholders.
Role of Management
Our CEO is present at Compensation Committee meetings, except when our Compensation Committee is in executive session or when the CEO’s own compensation is being discussed. With regard to executive compensation, our CEO provides an evaluation of each NEO’s performance to our Compensation Committee and makes recommendations with respect to base salary, target annual cash bonus opportunities and LTI compensation for each of her direct reports. These recommendations are made after considering competitive market data drawn from our compensation peer group and other relevant sources, as well as each executive’s responsibilities and impact to the organization. While these recommendations are considered by our Compensation Committee, the members of our Compensation Committee make their own determinations in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive and exercise of business judgment.
Employment, Severance and Change in Control Agreements
The Company has not entered into formal employment agreements with any of our NEOs. In May 2021, our Board approved a form severance and change in control agreement for our executives, and in October 2024 our Board approved amendments thereto, which each of our NEOs has entered into. For a description of these agreements, please see the section named “Compensation Tables – Potential Payments Upon Termination or a Change in Control.”
Clawback Policy
In July 2023, our Compensation Committee adopted a new clawback policy intended to comply with the requirements of Rule 10D-1 under the Exchange Act and the corresponding listing standards of the Nasdaq Stock Market, which superseded our previous clawback policy that was originally adopted in November 2021. Under the clawback policy, the Company must recover incentive-based compensation from executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period). The clawback policy requires the Company to recover reasonably promptly the amount of incentive compensation received by executive officers that exceeds the incentive compensation that would have been received taking into account the accounting restatement, regardless of whether the restatement is due to any fault or misconduct on the part of the officer.

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the CD&A with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to our Board that the CD&A be included in this Proxy Statement.
Submitted by the Compensation, Diversity and
Inclusion Committee of our Board:
James Miller, Committee Chair
Caretha Coleman
Karen Katz

COMPENSATION TABLES
2025 Summary Compensation Table
The following table provides information on the compensation of our NEOs for services performed in each of the last three fiscal years:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Rati Sahi Levesque(6) President and Chief Executive Officer	2025	700,000	—	—	—	1,400,000	17,607	2,117,607
	2024	540,385	300,000	10,000,000	—	647,167	8,459	11,496,401
	2023	461,539	250,000	640,000	—	693,390	1,000	2,045,929

Ajay Gopal(6) Chief Financial Officer	2025	524,327	—	2,201,976	—	787,500	12,000	3,525,803
	2024	384,615	300,000	3,244,000	—	435,277	12,000	4,375,892
	2023	—	—	—	—	—	—	—

Todd Suko(6) Chief Legal Officer and Secretary	2025	474,327	45,000	1,321,179	—	712,500	12,000	2,565,006
	2024	450,000	—	1,280,000	—	496,125	12,000	2,238,125
	2023	392,885	—	384,000	—	355,155	1,000	1,133,040

Luke Friang(6) Chief Technology and Product Officer	2025	439,662	—	880,781	—	418,000	2,000	1,740,443
	2024	424,577	260,000	1,120,000	—	292,284	2,000	2,098,861
	2023	391,058	260,000	529,750	—	358,151	1,000	1,539,959

Chatelle Lynch(7) Chief People Officer	2025	309,904	—	1,321,179	—	—	1,064,693	2,695,776
	2024	448,269	—	2,080,000	—	496,125	12,000	3,186,394
	2023	—	—	—	—	—	—	—

(1)    Amounts reported in this column reflect the base salaries earned during the applicable year.
(2)    Amounts reported in this column reflect cash bonuses earned during the applicable year, as discussed in footnote (6).
(3)    Amounts reported in this column reflect the aggregate of (a) the grant date fair value of RSU awards granted in 2025, 2024, and 2023, computed in accordance with FASB ASC Topic 718, and excluding estimated forfeitures, based on the Company’s stock price on the date of grant and (b) the grant date fair value of PSU awards granted in 2025, 2024, and 2023, computed in accordance with FASB ASC Topic 718, and excluding estimate forfeitures, based on (i) with respect to the 2025 and 2024 PSU awards (other than Mr. Gopal’s 2024 PSU award), based on the probable performance outcome of the performance conditions as of the date of grant (target performance) and (ii) with respect to the 2023 PSU awards and Mr. Gopal’s 2024 PSU award, the probable performance outcome using a Monte Carlo valuation (threshold). The grant date fair value of the 2025 PSU awards if maximum performance is achieved is as follows for Messrs. Gopal, Suko and Friang and Ms. Lynch: $1,539,448, $923,662, $615,770, and $923,662. Ms. Lynch’s LTI awards were forfeited upon her termination of employment from the Company on August 15, 2025.
(4)    Amounts reported in this column represent the payments earned under our annual cash bonus program for the applicable year.
(5)    Amounts reported in this column reflect (i) Section 401(k) matching contributions earned by each NEO, (ii) with respect to 2025 and 2024, an executive financial reimbursement program that reimburses up to $10,000 for financial-related services for Mses. Levesque and Lynch and Messrs. Gopal and Suko; and (iii) with respect to 2025, payment for enhanced at-home security for Ms. Sahi Levesque ($13,620), as described in “Compensation Discussion and Analysis,” and severance payable to Ms. Lynch, as described in footnote (7) below. The Company does not offer a defined benefit pension plan or a non-qualified defined contribution plan with above-market earnings.
(6)    2025 Suko Interim Chief People Officer Stipend: Mr. Suko served as Interim Chief People Officer from August 2025 to November 2025. Pursuant to the terms of a letter agreement entered into between the Company and Mr. Suko on August 4, 2025, Mr. Suko received an additional stipend of $10,000 per month, subject to his continued service in the role of Interim Chief People Officer ($45,000 total). This stipend is reflected under “Bonus” for 2025.
2024 Sahi Levesque Promotion Bonus: Pursuant to the terms of Ms. Sahi Levesque’s Promotion Letter, entered into with the Company on October 28, 2024, Ms. Sahi Levesque was entitled to receive a one-time promotion bonus of $300,000, payable on the first regularly scheduled pay date following her promotion to Chief Executive Officer, subject to certain repayment conditions. This bonus payment is reflected under “Bonus” for 2024.
2024 Gopal Sign-On Bonus: Pursuant to the terms of Mr. Gopal’s Offer Letter, entered into with the Company on February 19, 2024, Mr. Gopal was entitled to receive a one-time sign-on bonus of $300,000, payable on the first regularly scheduled pay date following his start date with the Company, subject to certain repayment conditions. This bonus amount is reflected under “Bonus” for 2024.
2023 Special Bonuses: In connection with the onboarding of our previous CEO, John Koryl, in 2023, Ms. Sahi Levesque was granted a special cash bonus in the amount of $250,000, which become payable within 15 days following December 31, 2023, subject to Ms. Sahi Levesque’s continued employment with the Company through such date. This bonus payment is reflected under “Bonus” for 2023, and was paid out in January 2024 in accordance with its terms.

2023 Friang Sign-On Bonus: Pursuant to the terms of Mr. Friang’s offer letter, entered into with the Company on November 16, 2022, Mr. Friang was entitled to receive a $520,000 sign-on bonus, payable in two equal installments, the first of which is due within 30 days of his start date (which was earned in 2023) and the second of which comes due on the first anniversary of his start date (which was earned in 2024), in each case, subject to Mr. Friang’s continued employment through each applicable payment date and certain repayment conditions. The first installment of Mr. Friang’s sign-on bonus is reflected under “Bonus” for 2023, and was paid out in January 2023 in accordance with its terms. The second installment of Mr. Friang’s sign-on bonus is reflected under “Bonus” for 2024, and was paid out in January 2024 in accordance with its terms.
(7)    In connection with Ms. Lynch’s termination of employment from the Company on August 15, 2025, pursuant to the terms of her separation agreement, Ms. Lynch received (a) her annual base salary ($475,000), (b) her 2025 target bonus ($356,250), (c) her prorated 2025 target bonus ($221,667), and (d) a 12-month COBRA subsidy ($33,090), which are reflected under “All Other Compensation” for 2025.
2025 Grants of Plan-Based Awards Table
The following table provides information on plan-based awards made in 2025 to each of our NEOs:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	Grant date fair value of stock and option awards ($)(4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Rati Sahi Levesque	Cash Bonus	—	350,000	700,000	1,400,000	—	—	—	—	—

Ajay Gopal	Cash Bonus	—	196,875	393,750	787,500	—	—	—	—	—
	RSU	2/19/2025	—	—	—	—	—	—	179,584	1,431,284
	PSU	2/19/2025	—	—	—	48,349	96,699	193,398	—	769,724

Todd Suko	Cash Bonus	—	178,125	356,250	712,500	—	—	—	—	—
	RSU	2/19/2025	—	—	—	—	—	—	107,750	858,768
	PSU	2/19/2025	—	—	—	29,009	58,019	116,038	—	461,831

Luke Friang	Cash Bonus	—	110,000	220,000	440,000	—	—	—	—	—
	RSU	2/19/2025	—	—	—	—	—	—	71,833	572,509
	PSU	2/19/2025	—	—	—	19,339	38,679	77,358	—

Chatelle Lynch	Cash Bonus	—	178,125	356,250	712,500	—	—	—	—	—
	RSU	2/19/2025				—	—	—	107,750	858,768
	PSU	2/19/2025	—	—	—	29,009	58,019	116,038	—	461,831

(1)    These columns represent the potential awards under our annual cash bonus program for 2025, as further discussed in the section named “Compensation Discussion and Analysis – 2025 Compensation Decisions – Annual Cash Bonuses.” The payments our NEOs earned under our annual cash bonus program for 2025 are reflected in the 2025 Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2025.
(2)    Each 2025 PSU award was granted under our 2019 Equity Incentive Plan. The 2025 PSU awards granted to Messrs. Gopal, Suko and Friang and Ms. Lynch vest subject to the applicable executive’s continued service through the three-year service period and the Company’s free cash flow achievement at the end such three-year performance period, except that a portion of the PSU award may vest in the event of a qualifying termination that occurs in the change of control context (see the section named “Potential Payments Upon Termination or Change in Control”). Performance is measured based on achievement of free cash flow measured as of December 31, 2027 and service-based vesting conditions, as further discussed in the section named “Compensation Discussion and Analysis – 2024 Compensation Decisions – Long-Term Incentive Compensation.” Ms. Lynch’s LTI awards were forfeited upon her termination of employment with the Company on August 15, 2025.
(3)    Each 2025 RSU award was granted under our 2019 Equity Incentive Plan and vests in 12 equal installments on a quarterly basis following the vesting commencement date. Vesting will occur only if the NEO is continuously employed by the Company or one of its subsidiaries through each vesting date, except that a portion of the 2025 RSU award may vest in the event of a qualifying termination that occurs in the change of control context. See the section named “Potential Payments Upon Termination or Change in Control.”

COMPENSATION TABLES	TABLE OF CONTENTS
(4)    This column represents (a) the grant date fair value of RSU awards granted to our NEOs in 2025 computed in accordance with FASB ASC Topic 718 and excluding estimated forfeitures, determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award and (b) the grant date fair value of PSU awards granted to our NEOs in 2025 computed in accordance with FASB ASC Topic 718, and excluding estimated forfeitures, based on the Company’s stock price on the date of grant and the probable performance outcome of the performance conditions as of the date of grant (target).
2025 Outstanding Equity Awards at Fiscal Year End Table
The following table presents information regarding the outstanding stock options, RSU and PSU awards held by each of our NEOs as of December 31, 2025.

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Rati Sahi Levesque	2/16/2017	2/16/2017	35,799	—	2.56	2/16/2027	—	—	—	—
	12/5/2018	12/5/2018	73,608	—	7.64	12/5/2028	—	—	—	—
	7/22/2019	8/20/2019	65,001	—	24.79	7/22/2029	—	—	—	—
	2/14/2022(3)	2/20/2022	—	—	—	—	9,314	146,975	—	—
	3/3/2023(4)	2/20/2023	—	—	—	—	29,167	460,255	—	—
	3/3/2023(5)	2/20/2023	—	—	—	—	—	—	50,000	69,500
	3/4/2024(4)	2/20/2024	—	—	—	—	187,500	2,958,750	—	—
	3/4/2024(6)	2/20/2024	—	—	—	—	—	—	150,000	4,734,000
	10/29/2024(4)	11/20/2024	—	—	—	—	833,334	13,150,011	—	—
	10/29/2024(6)	11/20/2024	—	—	—	—	—	—	625,000	9,862,500

Ajay Gopal	5/8/2024(7)	2/20/2024	—	—	—	—	393,750	6,213,375	—	—
	5/8/2024(5)	2/20/2024	—	—	—	—	—	—	100,000	388,000
	2/19/2025(4)	2/20/2025	—	—	—	—	134,688	2,125,377	—	—
	2/19/2025(6)	2/20/2025	—	—	—	—	—	—	48,349	762,947

Todd Suko	2/14/2022(3)	2/20/2022	—	—	—	—	6,520	102,886	—	—
	3/3/2023(4)	2/20/2023	—	—	—	—	17,500	276,150	—	—
	3/3/2023(5)	2/20/2023	—	—	—	—	—	—	30,000	41,700
	3/4/2024(4)	2/20/2024	—	—	—	—	116,667	1,841,005	—	—
	3/4/2024(6)	2/20/2024	—	—	—	—	—	—	60,000	946,800
	2/19/2025(4)	2/20/2025	—	—	—	—	80,813	1,275,229	—	—
	2/19/2025(6)	2/20/2025	—	—	—	—	—	—	29,009	457,762

Luke Friang	3/3/2023(3)	2/20/2023	—	—	—	—	101,563	1,602,664	—	—
	3/4/2024(4)	2/20/2024	—	—	—	—	102,084	1,610,886	—	—
	3/4/2024(6)	2/20/2024	—	—	—	—	—	—	52,500	828,450
	2/19/2025(4)	2/20/2025	—	—	—	—	53,875	850,148	—	—
	2/19/2025(6)	2/20/2025	—	—	—	—	—	—	19,339	305,169

Chatelle Lynch(8)	—	—	—	—	—	—	—	—	—	—

TABLE OF CONTENTS	PAY VERSUS PERFORMANCE

(1)    Value is calculated by multiplying the number of RSUs that have not vested by the closing market price of our stock ($15.78) as of the close of trading on December 31, 2025.
(2)    With respect to the PSUs granted in 2022 and the PSUs granted in 2024 to Ms. Sahi Levesque and Messrs. Suko and Friang, value is calculated by multiplying the number of PSUs that have not vested by the closing market price of our stock ($15.78) as of the close of trading on December 31, 2025. With respect to the PSUs granted in 2023 and the PSUs granted to Mr. Gopal in 2024, value is calculated based on the Monte Carlo valuation. In accordance with SEC guidance, the number of PSUs reflect threshold performance.
(3)    This award vests in 16 equal quarterly installments, subject to the NEO’s continuous employment through the applicable vesting date.
(4)    This award vests in 12 equal quarterly installments, subject to the NEO’s continuous employment through the applicable vesting date.
(5)    This award vests subject to the applicable executive’s continued service through the applicable service period and the Company’s stock price achievement over a five-year, or, in the case of Mr. Gopal, a four-year performance period.
(6)    This award vests subject to the applicable executive’s continued service through the three-year service period and the Company’s free cash flow achievement at the end of a three-year performance period.
(7)    This award vests 25% on the first anniversary of the vesting commencement date and in 12 equal quarterly installments thereafter, subject to the NEO’s continuous employment through the applicable vesting date.
(8)    Ms. Lynch had no outstanding awards as of December 31, 2025 due to her separation from the Company on August 15, 2025.
2025 Option Exercises and Stock Vested Table
The following table sets forth the number of shares of the Company’s common stock acquired by our NEOs through stock option exercises and the vesting of PSU and RSU awards during 2025. With respect to the PSU awards granted in 2023 to Ms. Sahi Levesque and Mr. Suko, the tranche of PSUs subject to $7.50 stock price performance criteria vested on February 20, 2025. With respect to the PSU award granted in 2024 to Mr. Gopal, the tranche of PSUs subject to $5.00 stock price performance criteria vested on March 18, 2025. In addition, the table presents the value realized upon such exercises or vesting, as calculated, in the case of stock options, based on the difference between the closing price of the Company’s common stock on the date of exercise (or, in the event the date of exercise occurs on a holiday or weekend, the closing price of the Company’s common stock on the immediately preceding trading day) and the option exercise price and, in the case of PSU and RSU awards, based on the closing price per share of the Company’s common stock on the vesting date (or, in the event the vesting date occurs on a holiday or weekend, the closing price of the Company’s common stock on the immediately preceding trading day).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Rati Sahi Levesque	13,542	89,783	810,782	6,948,193
Ajay Gopal	—	—	451,146	3,518,961
Todd Suko	—	—	268,060	2,294,778
Luke Friang	—	—	180,874	1,562,145
Chatelle Lynch	—	—	90,229	586,772

COMPENSATION TABLES	TABLE OF CONTENTS
Potential Payments Upon Termination or Change in Control
Severance and Change in Control Agreements
As noted above, in May 2021, our Board approved a form severance and change in control agreement for our executives, which was amended in October 2024 for our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and Chief People Officer, in order to more appropriately align with the marketplace and our philosophy to design compensation programs that attract, retain, and motivate a top-performing executive team members. Each of the listed executives has since entered into this form agreement.
All severance payments and benefits described hereunder are subject to the applicable NEO’s execution and non-revocation of a release of claims in favor of the Company. The Company’s standard severance and change in control agreement has a three-year term, subject to automatic one-year renewal periods unless the Company provides at least 60 days of advance notice of its intention to terminate the applicable agreement. The Company’s standard severance and change in control agreement also contains restrictive covenants, including confidentiality, non-competition and non-solicitation obligations.
Qualifying Termination During the Change in Control Protection Period
If the employment of an NEO is terminated by the Company without “cause” or the NEO resigns from the Company with “good reason,” in either case, during the three-month period preceding or the 12-month period following a “change in control” of the Company (referred to as the “change in control protection period”) (each term, as defined in the Company’s standard severance and change in control agreement), the NEO would be entitled to the following payments and benefits:

Component	Benefits

Salary Benefit	1.5 times base salary (CEO) or 1.0 times base salary (other NEOs), payable in a lump sum

Bonus
1.5 times target annual cash bonus opportunity (CEO) or 1.0 times target annual cash bonus opportunity (other NEOs) plus a prorated portion of the target annual cash bonus opportunity (prorated based on the number of days elapsed in the calendar year as of the termination date), payable in a lump sum

Equity	Full acceleration of all outstanding and unvested equity awards, with PSU performance deemed satisfied at target

Health Benefits	COBRA subsidy for 18 months (CEO) or 12 months (other NEOs), payable in a lump sum

TABLE OF CONTENTS	PAY VERSUS PERFORMANCE
Qualifying Termination Outside of the Change in Control Protection Period
If the employment of an NEO is terminated by the Company without cause or the NEO resigns from the Company with good reason, in either case, outside of the change in control protection period, the NEO would be entitled to the following payments and benefits:

Component	Benefits

Salary Benefit	1.5 times base salary (CEO), 1.0 times base salary (CFO, CLO, CPO) or 0.5 base salary (CTPO)

Bonus
1.5 times target annual cash bonus opportunity (CEO), 1.0 times target annual cash bonus opportunity (CFO, CLO, CPO), or 0.5 times base salary (CTPO), plus a prorated portion of the target annual cash bonus opportunity (prorated based on the number of days elapsed in the calendar year as of the termination date), payable in a lump sum

Equity	N/A

Health Benefits	COBRA subsidy for 18 months (CEO), 12 months (CFO, CLO, CPO), or six months (CTPO), payable in a lump sum
Our Former Chief People Officer
On August 7, 2025, the Company announced that Chatelle Lynch would step down from her Chief People Officer role on August 15, 2025 and that the Company had entered into a separation agreement with Ms. Lynch to that end on August 4, 2025. Ms. Lynch’s termination of employment constituted a termination without “cause,” as defined in our severance and change in control agreement. Pursuant to the separation agreement, subject to Ms. Lynch’s execution and non-revocation of a general release of claims in favor of the Company and compliance with applicable restrictive covenants, the Company provided Ms. Lynch with the following payments and benefits, which constitute the payments and benefits to which she is entitled under the terms of her existing severance and change in control agreement: a lump sum cash payment equal to (i) 12 months of the executive’s annual salary plus target bonus, plus (ii) a prorated target bonus for the year of termination, plus (iii) 12 months of the employer subsidy portion of the executive’s monthly healthcare insurance premiums.
Potential Payments Table
The tables below reflect the value of compensation and benefits that would become payable to each of our NEOs under his or her severance and change in control agreement (or, in the case of Ms. Lynch, her separation agreement) if, on December 31, 2025, (a) with respect to the first table, a change in control occurred and the NEO experienced a qualifying termination of employment or (b) with respect to the second table, the NEO experienced a qualifying termination of employment. A qualifying termination of employment generally refers to the NEO’s termination of employment by the Company without “cause” or the NEO’s resignation with “good reason” (each, as defined in the applicable agreement) and does not include death, disability or retirement. Our NEOs are not entitled to severance, or any other benefits, if they experience a non-qualifying termination.

COMPENSATION TABLES	TABLE OF CONTENTS
The amounts below are based on the NEO’s outstanding and unvested equity awards as of December 31, 2025 and the Company’s closing stock price of $15.78 as of the same date.
Qualifying Termination and Change in Control

Name	Cash Severance ($)(1)	Benefit Continuation ($)(2)	Options ($)(3)	RSUs ($)(4)	PSUs ($)(5)	Total ($)

Rati Sahi Levesque	2,800,000	2,636	—	16,715,991	25,248,000	44,766,627
Ajay Gopal	1,312,500	10,030	—	8,338,752	8,016,540	18,288,192
Todd Suko	1,187,500	31,133	—	3,495,270	3,924,470	7,996,443
Luke Friang	880,000	31,133	—	4,063,697	2,267,255	7,242,085

(1)    Represents (a) 1.5 times base salary and target annual cash bonus opportunity for Ms. Sahi Levesque and 1.0 times base salary and target annual cash bonus opportunity for Messrs. Gopal, Suko and Friang and (b) a prorated portion of the 2025 target annual cash bonus opportunity (assuming 100% of days worked during 2025).
(2)    Represents (a) an 18-month COBRA subsidy for Ms. Sahi Levesque and (b) a 12-month COBRA subsidy for Messrs. Gopal, Suko and Friang.
(3)    Ms. Sahi Levesque’ outstanding options were fully vested as of December 31, 2025 and, as a result, are not ascribed any value. Messrs. Gopal, Suko, and Friang did not hold any stock options as of December 31, 2025.
(4)    Represents full acceleration of unvested RSUs.
(5)    Represents full acceleration of unvested PSUs based on target performance.
Qualifying Termination

Name	Cash Severance ($)(1)	Benefit Continuation ($)(2)	Options ($)	RSUs ($)	PSUs ($)	Total ($)

Rati Sahi Levesque	2,800,000	2,636	—	—	—	2,802,636
Ajay Gopal	1,312,500	10,030	—	—	—	1,322,530
Todd Suko	1,187,500	31,133	—	—	—	1,218,633
Luke Friang	660,000	31,133	—	—	—	675,587
Chatelle Lynch	1,052,917	33,090	—	—	—	1,086,007

(1)    Represents (a) 1.5 times base salary and target annual cash bonus opportunity for Ms. Sahi Levesque, 1.0 times base salary and target annual cash bonus opportunity for Messrs. Gopal and Suko, and 0.5 times base salary and target annual cash bonus opportunity for Mr. Friang and (b) a prorated portion of the 2025 target annual cash bonus opportunity (assuming 100% of days worked during 2025) for Ms. Sahi Levesque and Messrs. Gopal and Suko.
(2)    Represents a (a) an 18-month COBRA subsidy for Ms. Sahi Levesque and (b) 12-month COBRA subsidy for Messrs. Gopal, Suko and Friang.
(3)    As described above, Ms. Lynch’s employment with the Company terminated effective August 15, 2025. As permitted by SEC guidance, the amounts shown are the actual amounts Ms. Lynch received in connection with her termination pursuant to her separation agreement.

TABLE OF CONTENTS	PAY VERSUS PERFORMANCE
CEO Pay Ratio
Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee and the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO (‘‘CEO Pay Ratio’’). The following CEO Pay Ratio disclosure for 2025 is the Company’s reasonable, good faith estimate calculated in accordance with the requirements of Item 402(u) of Regulation S-K and Section 952(6) of the Dodd-Frank Act and may not be comparable to the pay ratio disclosures of other companies.
To identify our median employee, we chose December 31, 2025 as the measurement date. As of such date, the Company had 3,140 employees, all of which were employed in the United States. We included all full-time and part-time employees and excluded our CEO, Rati Sahi Levesque.
As permitted under the SEC rules, we then calculated the total cash compensation for all employees who were active employees as of the measurement date using their gross compensation stated on their 2025 Form W-2, annualizing total cash compensation for any employee that commenced employment during 2025. Using this annual cash compensation data, we identified the median employee. Once the median employee was identified, the annual total compensation of this employee was calculated in accordance with the requirements of the “Total Compensation” column of the Summary Compensation Table.
For 2025, the median of the annual total compensation of the median employee was $54,554. The annual total compensation of our CEO was $2,117,607. Based on this information, the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 39:1.

COMPENSATION TABLES	TABLE OF CONTENTS
PAY VERSUS PERFORMANCE
Pay vs. Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation and Company performance for the years listed below. For information regarding decisions made by our Compensation Committee with respect to executive compensation, refer to our CD&A.

Pay vs. Performance Disclosures
									Value of Initial $100
Year(1)	Summary Compen- sation Table Total for PEO #1 ($)(2)	Compen- sation Actually Paid to PEO #1(3) ($)	Summary Compen- sation Table Total for PEO #2 ($)(2)	Compen- sation Actually Paid to PEO #2(3) ($)	Summary Compen- sation Table Total for PEO #3 ($)(2)	Compen- sation Actually Paid to PEO #3(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid for Non-PEO NEOs(3) ($)	Company TSR ($)	Peer TSR(4) ($)	Net Loss ($M)	Adjusted EBITDA(5) ($M)

2025	2,117,607	13,037,895	—	—	—	—	2,520,654	2,939,620	80.76	143.95	41,799	42,104
2024	11,496,011	39,903,912	2,464,918	(1,673,770)	—	—	2,415,300	7,117,111	55.94	133.04	134,202	9,308
2023	4,428,149	5,243,837	2,045,929	2,427,264	2,045,929	1,450,802	1,336,500	1,556,330	10.29	118.65	168,472	(55,169)
2022	5,360,969	(4,770,471)	3,246,285	(2,009,267)	2,070,494	(2,517,376)	1,037,349	(1,969,192)	6.40	97.63	196,445	(112,454)
2021	4,985,262	(1,032,147)	—	—	—	—	4,635,775	1,614,422	59.42	142.97	236,107	(126,908)

(1)     The following table lists the PEO(s) and non-PEO NEOs for each of fiscal years 2025, 2024, 2023, 2022 and 2021:

Year	PEO #1	PEO #2	PEO #3	Non-PEO NEOs

2025	Rati Sahi Levesque	—	—	Ajay Gopal, Todd Suko, Luke Friang, Chatelle Lynch
2024	Rati Sahi Levesque	John Koryl	—	Ajay Gopal, Todd Suko, Luke Friang, Chatelle Lynch, Robert Julian
2023	John Koryl	Rati Sahi Levesque	Robert Julian	Todd Suko, Luke Friang
2022	Julie Wainwright	Rati Sahi Levesque	Robert Julian	Todd Suko, Luke Friang
2021	Julie Wainwright	—	—	Rati Sahi Levesque, Robert Julian, Todd Suko, Matt Gustke, Arnie Katz
Ms. Sahi Levesque was promoted to the role of the Company’s CEO on October 28, 2024. Mr. Koryl served as the Company’s CEO from February 6, 2023 to October 28, 2024. Our founder Ms. Wainwright stepped down as the Company’s CEO and Board Chair on June 7, 2022, and Ms. Sahi Levesque and Mr. Julian served as the Company’s Co-Interim CEOs from June 7, 2022 to February 5, 2023.
(2)     Equity compensation fair value calculated based on assumptions determined in accordance with FASB ASC Topic 718. No adjustments were made to Summary Compensation disclosed compensation values pursuant to any defined benefit or actuarial pension plans.
(3)     “Compensation Actually Paid” amounts to our PEO(s) and NEOs in each of 2025, 2024, 2023, 2022, and 2021, reflect the respective Summary Compensation Total with adjustments shown below as determined pursuant to SEC rules. No adjustments were made pursuant to defined benefit or actuarial pension plans, and such items have been excluded from the table below:

TABLE OF CONTENTS	PAY VERSUS PERFORMANCE

Year(1)	Summary Compen- sation Total	Minus Summary Compensation Equity	Plus (Minus) EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY	Plus (Minus) Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Year that Vesting During the Fiscal Year	Minus Fair Value at BOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year	Plus Value of Dividends or Other Earnings Paid in Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	Calculated Compensation Actually Paid

PEO #1
2025	2,117,607	—	—	12,797,181	—	(1,876,893)	—	—	13,037,895
2024	11,496,011	10,000,000	34,292,875	3,295,536	477,750	341,739	—	—	39,903,912
2023	4,428,149	2,246,000	3,061,688	—	—	—	—	—	5,243,837
2022	5,360,969	3,997,571	279,405	(6,327,449)	—	(85,825)	—	—	(4,770,471)
2021	4,985,262	4,468,921	2,234,461	(3,611,520)	—	(171,428)	—	—	(1,032,147)
PEO #2
2024	2,464,918	1,077,000	—	—	—	—	3,061,688	—	(1,673,770)
2023	2,045,929	640,000	827,094	144,453	145,469	90,589	186,270	—	2,427,264
2022	3,246,285	2,577,977	337,614	(2,128,938)	77,116	(963,367)	—	—	(2,009,267)
PEO #3
2023	2,045,929	640,000	431,375	3,539	—	(89,506)	300,535	—	1,450,802
2022	2,070,494	644,494	84,404	(2,581,367)	—	(1,446,413)	—	—	(2,517,376)
Average Non-PEO NEOs
2025	2,520,654	1,315,676	1,825,637	1,554,960	208,534	(744,411)	1,110,078	—	2,939,620
2024	2,415,300	1,544,800	5,413,388	725,618	111,475	84,277	88,147	—	7,117,111
2023	1,336,500	456,875	574,753	53,231	43,641	33,021	27,940	—	1,556,330
2022	1,037,349	660,584	80,910	(908,968)	26,990	(347,608)	1,197,281	—	(1,969,192)
2021	4,635,775	4,074,744	2,072,563	(510,026)	65,492	5,667	580,305	—	1,614,422
(4)     Reflects the total shareholder return indexed to $100 per share for the S&P Retail Select Industry Index.
(5)     Adjusted EBITDA is a non-GAAP measure. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measures, see ‘Adjusted EBITDA’ and ‘Adjusted EBITDA Reconciliation’ under the section titled 'Non-GAAP Financial Measures' of the Company’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2021 through 2025.
Financial Performance Measures
Our Compensation Committee reviews a variety of Company-wide and individual factors to link executive compensation actually paid with Company and executive performance. The following table lists the three performance measures that, in our assessment, represent the most important performance measures we used to link compensation actually paid in fiscal 2025 to company performance.

Adjusted EBITDA*
Net Income
Total Shareholder Return (TSR)
*Non-GAAP measure. Reference is made to the “Adjusted EBITDA Reconciliation” under Part II, Item 7, of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025. Performance levels were measured on a full-year basis as of December 31, 2025.

COMPENSATION TABLES	TABLE OF CONTENTS
Relationship Between Compensation Actually Paid (“CAP”) and Company Performance
The following charts show the relationships over the past five years of the CAP amounts for our PEO and Other NEOs as compared to the Company’s Adjusted EBITDA, Net Income, and TSR over the same period.

DIRECTOR COMPENSATION
Our non-employee director compensation program aims to align our non-employee directors’ interests with the long-term interests of our stockholders and to recognize the substantial investment of time and expertise necessary for our directors to discharge their duties to oversee the Company’s affairs. The focus of this section is on the Company’s compensation philosophies and programs for our non-employee directors in 2025.
Director Compensation Highlights
•Fees for Board and committee chair service to differentiate individual pay based on workload
•Emphasis on equity in the overall compensation mix
•Full-value equity awards under a fixed-value annual grant policy, subject to time-based vesting
•No performance-based equity awards to discourage excessive risk-taking
•Robust stock ownership guidelines set at five times the annual cash retainer to support stockholder alignment
•Prohibition on hedging and pledging by our non-employee directors
•No additional compensation paid to employee directors for director service
Director Compensation Program
Under our non-employee director compensation program, our non-employee directors are each entitled to receive an annual cash retainer and an annual RSU award, which cliff-vests after approximately one year of service. Our Board Chair and chairs of committees are entitled to receive additional cash retainers in light of their increased responsibilities and workloads. Cash retainers and initial equity awards are prorated for partial years of service.
During 2025, our non-employee director compensation program consisted of the following compensation elements:

Component	Description

Annual Board Service Retainer	•$35,000 in cash Payable in equal quarterly installments in arrears and prorated for any partial quarter or year of service

Board and Committee Chair Retainers
•Board Chair	•$30,000 in cash
•Audit	•$20,000 in cash
•Compensation, Diversity & Inclusion	•$15,000 in cash
•Corporate Governance & Nominating	•$10,000 in cash
Board and committee chair retainers are payable in equal quarterly installments in arrears and prorated for any partial quarter or year of service

DIRECTOR COMPENSATION	TABLE OF CONTENTS

Component	Description

Annual Equity Award
•On or about the annual meeting of the Company’s stockholders, non-employee directors receive an annual award of RSUs in the value of $165,000, which vests on the earlier of (a) the first anniversary of the grant date of such award or (b) the date immediately preceding the next annual meeting of Company’s stockholders, subject to the non-employee director’s continued service through the applicable vesting date
•Initial equity awards are prorated for any partial year of service
•Directors may elect to defer their RSU awards to a future settlement date and/or to convert their cash retainer fees into deferred RSUs

Stock Ownership Guidelines
•Each non-employee director is expected to own shares valued at five times the annual Board service retainer fees
•Shares underlying RSU awards held by the non-employee directors (whether or not vested) will be counted toward satisfaction of the guidelines
•Ownership levels must be achieved within five years from the date upon which an individual becomes a non-employee director
•In the event that the annual retainer fee is increased, directors will have one year to meet the new ownership guidelines

Non-Employee Director RSU Deferral Program
•Deferral of Annual RSU Awards: Non-employee directors may defer 0 to 100% of their vested RSU awards to a future settlement date (such RSUs, “DRSUs”), which is the earliest of (a) a future date of the director’s choosing, (b) a “change in control” of the Company (as defined in the Company’s 2019 Equity Incentive Plan), (c) the director’s “separation of service” from the Company within the meaning of Section 409A of the Internal Revenue Code, and (d) the director’s death or disability
•Deferral of Quarterly Cash Fees: Non-employee directors may make annual elections to convert future earned quarterly cash compensation into DRSUs

2025 Director Compensation Table
The following table sets provides information on the compensation of our non-employee directors for 2025:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)

Caretha Coleman(3)	49,500	165,000	214,500
Karen Katz(3)(4)(5)	66,223	165,000	231,223
Robert Krolik(3)	55,000	165,000	220,000
Mark McCaffrey(6)	14,171	140,250	154,421
Jennifer McKeehan(7)	—	—	—
James Miller(3)	35,000	165,000	200,000
Chip Baird(8)	38,620	165,000	203,620
Niki Leondakis(3)(4)(9)	35,000	165,000	200,000
Carol Melton(10)	19,117	—	19,117

(1)    Ms. Sahi Levesque did not earn any additional compensation in respect of her role as employee director. See the “Summary Compensation Table” for a description of the compensation Ms. Sahi Levesque earned in respect of her role as CEO.
(2)    Amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of the annual RSU awards granted in 2025, computed in accordance with ASC Topic 718 and excluding estimated forfeitures. With respect to the annual RSU awards granted to Msses. Coleman, Katz, and Leondakis and Messrs. Krolik, Miller and Baird, the number of units subject to the RSU award

TABLE OF CONTENTS	DIRECTOR COMPENSATION
reported in the “Stock Awards” column was calculated by dividing $165,000 by $6.39, which was the closing stock price for the Company’s common stock on the date of grant (July 23, 2025). The number of units subject to the RSU award reported in the “Stock Awards” column for Mr. McCaffrey was calculated by dividing $140,250 (the prorated value of the $165,000 2025-2026 annual award based on his August 5, 2025 appointment to the Board) by $11.78, which was the closing stock price for the Company’s common stock on the date of grant (October 22, 2025).
(3)    Elected to defer settlement of the 2025 RSU award pursuant to the Director RSU Deferral Program.
(4)    Elected to defer settlement of the 2025 cash fees pursuant to the Director RSU Deferral Program.
(5)    Ms. Katz’s annual Corporate Governance Committee Chair retainer fee was prorated based on her November 17, 2025 appointment to this role.
(6)    Mr. McCaffrey’s annual cash fee and RSU award were prorated based on his August 5, 2025 appointment to the Board.
(7)    Ms. McKeehan was appointed to the Board on March 6, 2026 and, as a result, did not earn a 2025 annual cash fee or RSU award.
(8)    Mr. Baird resigned from the Board on November 17, 2025 and transitioned to the role of advisor as of the same date. Mr. Baird ceased to earn cash fees as of this transition date. See “Baird Transition” below for a description of this arrangement.
(9)    Ms. Leondakis resigned from the Board on March 6, 2026. As of the same date, Ms. Leondakis’s 2025 annual RSU award was forfeited, and her deferred RSUs became subject to settlement.
(10)    Ms. Melton resigned from the Board on July 17, 2025 and, as a result, was not granted a 2025 annual RSU award.
The following table sets forth the aggregate number of outstanding shares of the Company’s common stock underlying stock options and unvested RSU awards held by each non-employee director as of December 31, 2025:

Name	Options (#)	RSUs (#)

Caretha Coleman	—	26,025
Karen Katz	—	26,025
Robert Krolik	20,000	26,025
Mark McCaffrey	—	11,900
Jennifer McKeehan	—	—
James Miller	20,000	26,025
Chip Baird	—	26,025
Niki Leondakis	20,000	26,025
Carol Melton	—	—
No Hedging or Pledging
The Company has a policy that prohibits our non-employee directors from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Non-employee directors of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of our Board.

DIRECTOR COMPENSATION	TABLE OF CONTENTS
2025-2026 Director Compensation
Our Compensation Committee periodically reviews our non-employee director compensation and may recommend changes to the full Board, who determines the compensation of directors. Changes to non-employee director compensation will generally be made to ensure that compensation levels are market-competitive and that the compensation structure supports our business objectives, aligns with the interests of stockholders and reflects competitive best practices.
Updates to Committee Chair Retainers
Based on a review of market and peer group data, our Board determined to increase the annual cash retainers for our Compensation Committee chair from $14,000 to $15,000 and for our Corporate Governance Committee chair from $8,000 to $10,000, in each case, effective July 1, 2025.
Baird Transition
On November 17, 2025, Mr. Baird resigned from the Board. Mr. Baird will continue to provide consulting services to the Company through June 30, 2026. He ceased to earn cash fees as of the November 17, 2025 transition date, and his 2025 RSU award will remain eligible to vest in accordance with its terms.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A		B		C

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A (#)

Equity Compensation Plans Approved by Security Holders	11,733,876	(1)	9.84	(2)	19,233,147	(3)
Equity Compensation Plans Not Approved by Security Holders	945,313	(4)	—		—
Total	12,679,189		—		19,233,147

(1)    Includes 634,564 shares issuable pursuant to outstanding stock options, 6,469,802 shares issuable pursuant to outstanding RSU awards, and 4,629,510 shares issuable pursuant to outstanding PSU awards (assuming maximum performance achievement) under our 2019 Equity Incentive Plan (or the “EIP”) and 2011 Equity Incentive Plan. Pursuant to the “evergreen” provision of the EIP, the number of shares reserved for issuance under the EIP automatically increases annually on the first day of each fiscal year continuing until (and including) the fiscal year ending December 31, 2029, with such annual increase equal to the lesser of (i) 8,000,000 shares of common stock, (ii) 5% of the number of shares of common stock outstanding on December 31 of the immediately preceding calendar year, and (iii) an amount determined by the Board.
(2)    Only option awards were used in computing the weighted-average exercise price. PSU and RSU awards were excluded.
(3)    Includes 6,001,946 shares available for issuance under our Employee Stock Purchase Plan (or “ESPP”). Pursuant to the “evergreen” provision of the ESPP, pursuant to which the number of shares reserved for issuance under the ESPP automatically increases annually on the first day of each fiscal year during the term of the ESPP, by an amount equal to the lesser of (i) 1,750,000 shares of common stock; (ii) 1% of the total number of shares of common stock outstanding on December 31 of the immediately preceding calendar year; and (iii) such number of shares of common stock as may be established by the Board. The ESPP provides the opportunity for eligible employees to acquire shares of our common stock at a 15% discount.
(4)    Includes the unvested portions of the following awards, which were granted outside of our equity plans in accordance with Nasdaq Listing Rule 5635(c)(4): (a) 325,000 shares issuable pursuant to the RSU award granted to Luke Friang on March 3, 2023, (b) 700,000 shares issuable pursuant to the RSU award issued to Ajay Gopal on May 8, 2024, and (c) 550,000 shares issuable pursuant to the PSU award issued to Ajay Gopal on May 8, 2024. See “Compensation Discussion and Analysis” for a discussion of the terms of such awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed in this proxy statement, we describe below the transactions since January 1, 2024 to which we have been a participant, in which the amount involved in the transaction exceeds the lesser of (a) $120,000 and (b) 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Indemnification of Directors and Executive Officers
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware General Corporation Law (“DGCL”). Subject to very limited exceptions, our Bylaws also require us to advance expenses incurred by our directors and executive officers.
Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, the Company or any of its consolidated subsidiaries is or will be a participant, and a related person has or will have a direct or indirect interest (subject to certain exceptions). We have adopted a written related party transaction policy. Under our related party transaction policy, each related party transaction must be approved or ratified by the Audit Committee or otherwise in accordance with the guidelines set forth in the related party transaction policy. In approving or rejecting the proposed transactions, our Audit Committee takes into account all of the relevant facts and circumstances available.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of April 13, 2026, referred to in the table below as the “Beneficial Ownership Date”:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
•each of our directors;
•each of our NEOs; and
•all directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date and any RSU awards that will become vested within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 120,462,849 shares of our common stock outstanding as of the Beneficial Ownership Date.
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o The RealReal, Inc., 55 Francisco Street, Suite 400, San Francisco, California 94133.

Name of Beneficial Owner	Shares Beneficially Owned(1) (#)	Percentage of Shares Beneficially Owned (%)

Directors and Named Executive Officers:
Rati Sahi Levesque(2)	932,607	*
Caretha Coleman(3)	251,783	*
Karen Katz(4)	176,401	*
Robert Krolik(5)	211,357	*
Mark McCaffrey(6)	11,900	*
Jennifer McKeehan(7)	4,247	*
James Miller(8)	152,991	*
Ajay Gopal(9)†	372,561	*
Todd Suko(10)†	430,561	*
Luke Friang(11)	321,581	*
Chatelle Lynch(12)	108,556	*
All executive officers and directors as a group (11 persons)(13)	3,223,323	2.66
5% Stockholders:
FMR LLC(14)	12,593,089	10.45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	TABLE OF CONTENTS

•Indicates beneficial ownership of 1% or less of the outstanding shares of our common stock.
†     Excludes shares of common stock that will be purchased under the Company’s Employee Stock Purchase Plan on May 14, 2026 as the amounts of such shares are not yet determinable.
(1)    Shares shown in this table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)    Consists of (a) 601,558 shares of common stock held by Rati Sahi Levesque, (b) 174,408 shares of common stock issuable upon exercise of stock options held by Ms. Levesque that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 156,641 shares of common stock held by Ms. Levesque that will vest within 60 days of the Beneficial Ownership Date.
(3)    Consists of (a) 225,758 shares of common stock held by Caretha Coleman and (b) RSUs for 26,025 shares of common stock held by Ms. Coleman that will become vested within 60 days of the Beneficial Ownership Date. Ms. Coleman has elected to defer these RSUs, once vested, to a future settlement date.
(4)    Consists of (a) 150,376 shares of common stock held by Karen Katz and (b) RSUs for 26,025 shares of common stock held by Ms. Katz that will become vested within 60 days of the Beneficial Ownership Date. Ms. Katz has elected to defer these RSUs, once vested, to a future settlement date.
(5)    Consists of (a) 165,332 shares of common stock held by Rob Krolik, (b) 20,000 shares of common stock issuable upon exercise of stock options held by Mr. Krolik that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 26,025 shares of common stock held by Mr. Krolik that will become vested within 60 days of the Beneficial Ownership Date. Mr. Krolik has elected to defer these RSUs, once vested, to a future settlement date.
(6)    Consists of RSUs for 11,900 shares of common stock held by Mr. McCaffrey that will become vested within 60 days of the Beneficial Ownership Date.
(7)    Consists of RSUs for 4,247 shares of common stock held by Ms. McKeehan that will become vested within 60 days of the Beneficial Ownership Date.
(8)    Consists of (a) 106,966 shares of common stock held by James Miller, (b) 20,000 shares of common stock issuable upon exercise of stock options held by Mr. Miller that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 26,025 shares of common stock held by Mr. Miller that will vest within 60 days of the Beneficial Ownership Date. Mr. Miller has elected to defer these RSUs, once vested, to a future settlement date.
(9)    Consists of (a) 304,998 shares of common stock held by Ajay Gopal and (b) RSUs for 67,563 shares of common stock held by Mr. Suko that will become vested within 60 days of the Beneficial Ownership Date.
(10)    Consists of (a) 393,039 shares of common stock held by Todd Suko and (b) RSUs for 37,622 shares of common stock held by Mr. Friang that will become vested within 60 days of the Beneficial Ownership Date.
(11)    Consists of (a) 268,850 shares of common stock held by Luke Friang and (b) RSUs for 52,731 shares of common stock held by Mr. Friang that will become vested within 60 days of the Beneficial Ownership Date.
(12)    Consists of 108556 shares of common stock held by Chatelle Lynch.
(13)    Consists of (a) 2,502,061 shares of common stock beneficially owned by our current directors and executive officers, (b) 234,408 shares of common stock issuable upon exercise of stock options held by our current directors and executive officers that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 482,607 shares of common stock held by our directors and executive officers that will vest within 60 days of the Beneficial Ownership Date.
(14)    As reported in a statement on a Schedule 13G filed with the SEC on January 8, 2026 by FMR LLC. FMR LLC. reported that as of December 31, 2025, it had sole voting power with respect to 12,530,501 shares of our common stock, sole dispositive power with respect to 12,593,089 shares of our common stock, and beneficially owns an aggregate of 12,593,089 shares of our common stock. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC. We believe that our directors, executive officers, and beneficial owners of more than 10% of our common stock complied with all applicable Section 16(a) filing requirements during 2025, except for two Form 4s reporting awards to each of Karen Katz and Niki Leondakis of deferred RSUs under our Non-Employee Director Deferral Program, which were not filed timely due to an inadvertent administrative oversight. In making this statement, we have relied upon a review of Section 16(a) reports filed with the SEC and the written representations of our directors, executive officers and beneficial owners of more than 10% of our common stock.

PROPOSAL FOUR
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS
Our Board and Corporate Governance Committee have unanimously approved and recommend that our stockholders approve amending certain sections of our Amended and Restated Certificate of Incorporation (the “Certificate”) to phase in the declassification of our Board (the “Declassification Amendment”), as described below and set forth in Annex I of this proxy statement. If our stockholders approve the proposed Declassification Amendment, we intend to file with the Secretary of State of the State of Delaware a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing.
Background of the Proposal
Article V of the Certificate currently provides that our Board shall be divided into three classes, designated Class I, Class II and Class III, each to consist of as nearly an equal number of directors as is practicable, with the term of office of one class expiring each year and directors in each class being elected to three-year terms. If the proposed Declassification Amendment is approved by our stockholders, directors previously elected to three-year terms of office by our stockholders, including those directors elected at the 2025 Annual Meeting, will complete their three-year terms, and thereafter they or their successors would be elected to one-year terms at each future annual meeting of stockholders.
Beginning at the 2029 annual meeting of stockholders, the declassification of our Board would be complete, and all directors would be subject to annual election to one-year terms. In addition, Delaware law provides that directors serving on declassified boards of directors may be removed with or without cause, and therefore, the proposed amendments would permit the removal without cause of directors, but will provide that the directors serving the remainder of a three-year term in office will be removable only for cause. Finally, the proposed amendments will provide that any director appointed to fill a vacancy or newly created directorship will hold office until the next election for the class to which such director is appointed, or following the completion of the declassification, any director appointed to fill a vacancy or newly created directorship will serve for a term expiring at the next annual meeting and will remain in office until such person’s successor is elected and qualified (or earlier death, resignation or removal).
The description of the proposed Declassification Amendment is only a summary of the proposed amendments to our Certificate and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed amendments to our Certificate, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, set forth in Annex I of this proxy statement.
A similar proposal was submitted at the 2024 and 2025 Annual Meetings where it most recently received the support of approximately 98% of the shares present and voting. However, the proposal failed to pass due to insufficient stockholder participation to obtain the required supermajority of shares outstanding. Given the overwhelming support for the prior proposal, the Board decided to resubmit the proposal at the 2026 Annual Meeting.
Reasons for the Proposed Amendment
Our Board and Corporate Governance Committee regularly review our corporate governance practices. Our Board believes that a classified board structure, which was implemented in 2019 when we became a public company, promotes board continuity and stability, encourages directors to take a long-term perspective and reduces the Company's vulnerability to coercive takeover tactics. However, as our Company matures, our Board recognizes that our corporate governance practices should mature as well.
In our proxy statement for the 2023 annual meeting of stockholders, we provided a roadmap for corporate governance best practices over the next several years. In creating the roadmap, our Board sought to balance the challenges faced by the Company, in particular as it navigates its path to profitability, against the need for

TABLE OF CONTENTS	PROPOSAL FOUR
the Company to improve its corporate governance practices and eventually achieve best practices. Following consideration of our current governance structure and strong governance practices, as well as feedback received from our stockholders, and upon the recommendation of our Corporate Governance Committee, in 2022, our Board committed to submitting for stockholder vote at the 2024 Annual Meeting a management proposal to amend the Company’s Certificate to declassify our Board, which if approved, would begin the declassification process at the 2026 annual meeting of stockholders.
Our Corporate Governance Committee and Board believe that this proposal’s inclusion in this proxy statement allows the Company to progress towards corporate governance best practices on a reasonable timeline. While our Board believes there are important benefits to a classified board structure, our Board recognizes the sentiment among certain stockholders and members of the investment community in favor of annual elections and the benefit of providing stockholders an annual opportunity to express their views on the individual performance of each director and on the entire Board more frequently than with a classified board structure. The Company received positive support for this proposal from the vast majority of stockholders with whom we met as part of our 2023-2025 investor outreach.
Required Vote
Approval of this proposal requires the affirmative vote of least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of our common stock entitled to vote generally in the election of directors.
Recommendation of Our Board
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

PROPOSAL FIVE
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING EXCULPATION OF OFFICERS
Our Board and Corporate Governance Committee have unanimously approved and recommend that our stockholders approve amending certain sections of our Certificate to reflect new Delaware law provisions regarding exculpation of certain officers of the Company (the “Officer Exculpation Amendment”), as described below and set forth in Annex II of this proxy statement. If our stockholders approve the proposed Officer Exculpation Amendment, we intend to file with the Secretary of State of the State of Delaware a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing.
Background of the Proposal
Our Certificate currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the General Corporation Laws of Delaware (“DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of their duty of care in certain limited circumstances (the “Section 102(b)(7) Amendment”). Consistent with Section 102(b)(7) of the DGCL, the Officer Exculpation Amendment would only permit exculpation of certain officers for breaches of the fiduciary duty of care for direct claims. Like the provision limiting the liability of directors, the Officer Exculpation Amendment does not permit the elimination of liability of certain officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The Officer Exculpation Amendment also does not permit the limitation of liability of certain officers in any derivative action.
The description of the proposed Officer Exculpation Amendment is only a summary of the proposed amendments to our Certificate and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed amendments to our Certificate, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, set forth in Annex II of this proxy statement.
A similar proposal was submitted at the 2024 and 2025 Annual Meetings where it most recently received the support of approximately 86% of the shares present and voting. However, the proposal failed to pass due to insufficient stockholder participation to obtain the required supermajority of shares outstanding. Given the overwhelming support for the prior proposal, the Board decided to resubmit the proposal at the 2026 Annual Meeting.
Reasons for the Proposed Amendment
Our Board desires to amend the Company’s Certificate to maintain provisions consistent with the governing statutes contained in the DGCL. Delaware law has long permitted Delaware corporations to protect directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs routinely bring claims against officers that would otherwise be dismissed if brought against directors. The Section 102(b)(7) Amendment was adopted to address the inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders.
Our Board believes it is appropriate to provide this protection to officers to the fullest extent permitted by law in order to continue to attract and retain top talent. This protection has long been afforded to directors, and accordingly, our Board believes that this proposal provides consistency and is in the best interests of the Company and its stockholders.

TABLE OF CONTENTS	PROPOSAL FIVE
Required Vote
Approval of this proposal requires the affirmative vote of least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of our common stock entitled to vote generally in the election of directors.
Recommendation of Our Board
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING EXCULPATION OF OFFICERS

PROPOSAL SIX
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS
Our Board and Corporate Governance Committee have unanimously approved and recommend that our stockholders approve amending certain sections of our Certificate to eliminate certain supermajority requirements (“Voting Standard Amendments”), as described below and set forth in Annex III of this proxy statement. If our stockholders approve the proposed Voting Standard Amendments, we intend to file with the Secretary of State of the State of Delaware a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing.
Background of the Proposal
Our Certificate currently requires the affirmative vote of at least 66 2/3% of the voting power of all outstanding shares entitled to vote generally in the election of directors, voting together as a single class, to approve certain amendments to the Bylaws and Certificate. The Board, with assistance from our Corporate Governance Committee, regularly reviews our corporate governance practices to ensure that such practices, including the provisions in our Certificate, remain in the best interests of the Company and its stockholders. Our Board carefully considered the advantages and disadvantages of supermajority stockholder vote requirements. Supermajority stockholder vote requirements are intended to facilitate corporate governance stability by requiring broad stockholder consensus to effect certain changes.
However, evolving corporate governance practices have come to view provisions such as those we propose to eliminate as conflicting with principles of good corporate governance — their elimination in a company’s organizational documents increases a board’s accountability to stockholders and provides stockholders with greater ability to participate in the governance of a company.
Reasons for the Proposed Amendment
In our proxy statement for the 2023 annual meeting of stockholders, we provided a roadmap for corporate governance best practices over the next several years. In creating the roadmap, our Board sought to balance the challenges faced by the Company, in particular as it navigates its path to profitability, against the need for the Company to improve its corporate governance practices and eventually achieve best practices. Following consideration of our current governance structure and strong governance practices, as well as feedback received from our stockholders, and upon the recommendation of our Corporate Governance Committee, in 2022, our Board committed to submitting for stockholder vote at the 2026 Annual Meeting a management proposal to amend the Company’s Certificate to remove supermajority voting requirements.
Our Board believes that eliminating existing supermajority voting requirements for certain amendments to the Company’s Certificate in favor of a majority requirement balances the opportunity for stockholders to participate meaningfully in the governance of the Company with the desire to protect the interests of all stockholders from action that may be in the interest of only a small percentage of stockholders.
Required Vote
Approval of this proposal requires the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of our common stock entitled to vote generally in the election of directors.
Recommendation of Our Board
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS

QUESTIONS AND ANSWERS
THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.
How do I attend the Annual Meeting?
Our Board considers the appropriate format for our annual meeting of stockholders on an annual basis. We continue to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and our Company.
Accordingly, the Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2026. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting.
What proposals will be voted on at the Annual Meeting?
Stockholders will vote on six proposals at the Annual Meeting:
•the election of three Class I directors named in this proxy statement;
•the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•the approval, on an advisory basis, of the compensation of our named executive officers;
•the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors;
•the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law; and
•the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements.
We will also consider other business, if any, that properly comes before the Annual Meeting.
How does the Board recommend that stockholders vote on the proposals?
Our Board recommends that stockholders vote “FOR” the election of the three Class I directors, vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026, vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, vote “FOR” the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors, vote “FOR” the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law, and vote “FOR” the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements.

What happens if other business not discussed in this proxy statement comes before the Annual Meeting?
The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the Annual Meeting and is proper under our Charter, Bylaws, and the DGCL, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.
Why am I receiving these materials?
We are distributing our proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.
Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
Who is entitled to vote?
The record date for the Annual Meeting is the close of business on April 13, 2026. As of the record date, 120,462,849 shares of common stock, par value $0.00001 per share, were outstanding. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.
How can I vote my shares?
Voting on the Internet
You can vote your shares via the Internet by following the instructions in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card or attend the Annual Meeting to have your vote count. We encourage you to vote your shares via the Internet in advance of the Annual Meeting even if you plan to attend the Annual Meeting.
Voting by Mail
You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the Annual Meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting.
Voting by Telephone
You can vote your shares by telephone. Instructions are included on your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you vote by telephone, you do not need to complete and mail your proxy card or attend the Annual Meeting to have your vote count.

QUESTIONS AND ANSWERS	TABLE OF CONTENTS
What if I am not the stockholder of record?
If you are a holder of record of shares of common stock of the Company, you may direct your vote as instructed above.
If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•delivering to the attention of the Corporate Secretary at The RealReal, Inc., 55 Francisco Street, Suite 400, San Francisco, California 94133, a written notice of revocation of your proxy;
•delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•attending the Annual Meeting and voting your shares electronically. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee.
What is a broker non-vote?
Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Two). The election of the three Class I directors (Proposal One), the advisory vote to approve the compensation of our named executive officers (Proposal Three), the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors (Proposal Four), the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law (Proposal Five), and the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements (Proposal Six) are non-routine matters.
A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, Proposal Three, Proposal Four, Proposal Five, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results for Proposals One and Three, and will have the same effect as a vote “AGAINST” Proposals Four, Five and Six.
What constitutes a quorum?
The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Stockholders participating in the virtual meeting are considered to be attending the meeting “in person.” Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.

What vote is required to approve each matter to be considered at the Annual Meeting?
Proposal One: Election of the three Class I Directors Named in this Proxy Statement.
Our Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. A broker non-vote or a “withhold” of authority to vote on Proposal One will not have any effect on the election of the directors.
Proposal Two: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026.
The affirmative vote of the majority of our shares of common stock at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.
Proposal Three: Advisory Vote to Approve the Compensation of Our Named Executive Officers.
The affirmative vote of the majority of our shares of common stock at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Three. An abstention will have the same effect as a vote “AGAINST” Proposal Three. A broker non-vote will have no effect on the advisory vote because they are not entitled to vote on the proposal.
Proposal Four: Approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors.
Approval of Proposal Four requires the affirmative vote of least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of our common stock entitled to vote generally in the election of directors. An abstention or broker non-vote will have the same effect as a vote “AGAINST” Proposal Four.
Proposal Five: Approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law.
Approval of Proposal Five requires the affirmative vote of least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of our common stock entitled to vote generally in the election of directors. An abstention or broker non-vote will have the same effect as a vote “AGAINST” Proposal Five.
Proposal Six: Approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements.
Approval of Proposal Six requires the affirmative vote of least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of our common stock entitled to vote generally in the election of directors. An abstention or broker non-vote will have the same effect as a vote “AGAINST” Proposal Six.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

What does it mean if I receive more than one Internet Notice or proxy card?
If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:
•“FOR” the election of the three Class I nominees for director named in this proxy statement;
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
•“FOR” the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors;
•“FOR” the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law; and
•“FOR” the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements.
If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:
•will be counted as present for purposes of establishing a quorum;
•will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Two); and
•will not be counted in connection with the election of the three Class I directors named in this proxy statement (Proposal One), the advisory vote to approve the compensation of our named executive officers (Proposal Three), the management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors (Proposal Four), the management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law (Proposal Five), the management proposal to amend our Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements (Proposal Six), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results for Proposals One and Three and will have the same effect as a vote “AGAINST” Proposals Four, Five and Six.
Our Board knows of no matter to be presented at the Annual Meeting other than Proposals One, Two, Three, Four, Five and Six. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Who is making this solicitation and who will pay the expenses?
This proxy solicitation is being made on behalf of our Board. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the Company.
Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders of record during the Annual Meeting on the virtual meeting website and, to all stockholders of the Company for 10 days prior to the Annual Meeting, at The RealReal, Inc., 55 Francisco Street, Suite 400, San Francisco, California 94133, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. If you would like to schedule an appointment to examine the stockholder list during this period, please email our Corporate Secretary at ir@therealreal.com.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
When are stockholder proposals due for next year’s annual meeting of the stockholders?
Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Charter, our Bylaws, and the rules established by the SEC.
Under Rule 14a-8 of the Exchange Act, if you want us to include a proposal in the proxy materials for our 2026 Annual Meeting, we must receive the proposal at our executive offices at 55 Francisco Street, Suite 400, San Francisco, California 94133, no later than December 28, 2026.
Pursuant to our Bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than February 10, 2027 and no later than March 12, 2027 and must otherwise comply with the requirements set forth in our Bylaws. Any proposal or nomination should be addressed to the attention of our Corporate Secretary, and we suggest that it be sent by certified mail, return receipt requested. In order for stockholders to give timely notice for nominations for directors for inclusion on a universal proxy card in connection with the 2027 Annual Meeting, notice must be submitted by the same deadline as specified under the advance notice provisions of our Bylaws, and the stockholder must otherwise comply with Rule 14a-19(b) of the Exchange Act.
Whom can I contact for further information?
If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Corporate Secretary at 55 Francisco Street, Suite 400, San Francisco, California 94133 or by telephone at (855) 435-5893.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the investor relations page of our website at investor.therealreal.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through any website referenced throughout this proxy statement is not incorporated into, and is not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 27, 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
FORM 10-K
We will make available, on or about April 27, 2026, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 on the investor relations page of our website at investor.therealreal.com.
We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC. Requests for such copies should be addressed to our Corporate Secretary at the address below:
The RealReal, Inc.
55 Francisco Street, Suite 400
San Francisco, California 94133
Attention: Corporate Secretary
Telephone: (855) 435-5893
Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

OTHER MATTERS
We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

ANNEX I
Amendments to our Amended and Restated Certificate of Incorporation to Phase in the Declassification of our Board of Directors
The following sets forth the text of the anticipated amendments to our Amended and Restated Certificate of Incorporation (with deletions indicated by strikeouts and additions shown as underlined), as described in Proposal 4 of this proxy statement.
1.     Amend Article 5.2(b) as follows:
(b) ~~Subject~~ Prior to the date of the 2028 annual meeting of stockholders, subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the directors of the Corporation shall be divided into three classes as nearly equal in number as is practicable, hereby designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to such classes. ~~The term of office of the initial Class I directors shall expire upon the election of directors at the first~~ Any director elected prior to the date of the 2026 annual meeting of stockholders ~~following the effectiveness of this Article V; the term of office of the initial Class II directors shall expire upon the election of directors at the second annual meeting of stockholders following the effectiveness of this Article V; and the term of office of the initial Class III directors shall expire upon the election of directors at the third annual meeting of stockholders following the effectiveness of this Article V. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the effectiveness of this Article V, each of the successors elected to replace the directors of a class whose term shall have expired at such annual meeting~~ shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Each director elected at the 2026 annual meeting of stockholders will be elected to hold office until the 2027 annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified. Each director elected at the 2027 annual meeting of stockholders will be elected to hold office until the 2028 annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified. At the 2028 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors will be elected to hold office until the next annual meeting succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board is changed prior to the date of the 2028 annual meeting of stockholders, any newly created directorships or decrease in directorships shall be so apportioned by the Board among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
2.    Amend Article 5.3 as follows:
5.3 Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, (a) prior to the date of the 2028 annual meeting of stockholders, a director may be removed from office by the stockholders of the Corporation only for cause or (b) on or after the date of the 2028 annual meeting of stockholders, a director may be removed from office by the stockholders of the Corporation with or without cause.
3.    Amend Article 5.4 as follows:
5.4 Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the number of directors shall be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, and not by the stockholders. A person so elected by the Board to fill a vacancy or newly created directorship shall (a) prior to the date of the 2028 annual meeting of stockholders, hold office until the next election of the class for which such person shall have been assigned by the Board and until such person’s successor shall be duly elected and qualified or until such director’s earlier death, resignation or removal or (b) on or after the date of the 2028 annual meeting of stockholders, hold office until the next succeeding annual meeting of stockholders and until such person’s successor shall be duly elected and qualified or until such director’s earlier death, resignation or removal.

ANNEX II
Amendments to our Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company as Permitted Pursuant to the Delaware General Corporation Law
The following sets forth the text of the anticipated amendments to our Amended and Restated Certificate of Incorporation (with deletions indicated by strikeouts and additions shown as underlined), as described in Proposal 5 of this proxy statement.
1.    Amend Article 8.1 as follows:
8.1 Limitation of Personal Liability. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ANNEX III
Amendments to our Amended and Restated Certificate of Incorporation
to Eliminate Certain Supermajority Voting Requirements
The following sets forth the text of the anticipated amendments to our Amended and Restated Certificate of Incorporation (with deletions indicated by strikeouts and additions shown as underlined), as described in Proposal 6 of this proxy statement.
1.Amend Article VI as follows:
In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation by the affirmative vote of the holders of ~~at least~~ a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote ~~generally in the election of directors, voting together as a single class; provided, however, that, in the case of any adoption, amendment, alteration or repeal of the Bylaws by the stockholders of the Corporation, notwithstanding any other provision of the Bylaws, and in~~ thereon, in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of ~~preferred stock, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with Sections 1.3, 1.7(b), 1.11, 1.13, 1.16, 1.17, 2.1, 2.8, 2.9, 2.10, 2.13 or 2.14 or Article VI of the Bylaws~~ Preferred Stock.

2.Amend Section 9.2 as follows:
9.2 Amendment. The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders of the Corporation by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 9.2. ~~In addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation inconsistent with the purpose and intent of Article V, Article VI, Article VII, Article VIII or this Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alternation, repeal or adoption of any other Article).~~

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 P.M. PDT on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/real2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 P.M. PDT on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90562-P48899 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE REALREAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Caretha Coleman
02) Karen Katz
03) Mark McCaffrey

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V90563-P48899

THE REALREAL, INC.
Annual Meeting of Stockholders
June 10, 2026 9:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rati Sahi Levesque , Ajay Gopal and Todd Suko, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE REALREAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PDT on June 10, 2026, via webcast at www.virtualshareholdermeeting.com/real2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side